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                                                                    EXHIBIT 4(b)

                                TRUST AGREEMENT

   In the City of San Juan, Commonwealth of Puerto Rico, this _______________ (____) day of February, Nineteen Hundred and Ninety-Five (1995).

                                  BEFORE  ME
                             JAVIER FERRER CANALS

Attorney-at-law and Notary Public in and for the Commonwealth of Puerto Rico, with residence in San Juan, Puerto Rico and offices at One Six Seven (167) Ponce de Leon Avenue, Hato Rey, Puerto Rico.

   OF THE FIRST PART: PUERTO RICO INDUSTRIAL, TOURIST, EDUCATIONAL, MEDICAL AND ENVIRONMENTAL CONTROL FACILITIES FINANCING AUTHORITY (hereinafter referred to as the "Authority"), a public corporation and a governmental instrumentality of the Commonwealth of Puerto Rico, Internal Revenue Service Employer Identification Number 66-0426994, herein represented by its Executive Director, GREGORY KAUFMAN, Social Security Number ###-##-####, who is of legal age, single, an attorney and a resident of San Juan, Puerto Rico, whose authority to execute this Deed, he agrees to show whenever and wherever properly required to do so.

   OF THE SECOND PART: BANCO POPULAR DE PUERTO RICO, a bank organized and existing under the laws of the Commonwealth of Puerto Rico, having its principal corporate trust office in Hato Rey, Puerto Rico, which is authorized under laws of the Commonwealth of Puerto Rico to exercise corporate trust powers (said bank and any other bank or trust company becoming successor trustee under this Agreement being hereinafter sometimes called the "Trustee"), Internal Revenue Service Employer Identification Number 66-0175278, and represented

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herein by its Senior Vice President, Luis R. Cintron, Social Security Number
###-##-####, of legal age, married, a banker and a resident of Guaynabo, Puerto Rico, who has been duly authorized to appear herein on behalf of the Trustee and whose authority to execute this Deed, he agrees to show whenever and wherever properly required to do so.

   I, the Notary, do hereby certify that I am personally acquainted with the appearing parties, and by their statements, I further certify as to their age, civil status, occupation and residence. They assure me of having and in my judgment they do have, the necessary legal capacity to execute this instrument, and wherefore, in consequence thereof, they freely:

                                     STATE

   FIRST: That by Act Number One Hundred Twenty-One (121) of the Legislature of Puerto Rico, approved June twenty-seven (27), of Nineteen Hundred Seventy-Seven
(1977), as amended (the "Act"), the Authority was created a body corporate and politic constituting a public corporation and governmental instrumentality of the Commonwealth of Puerto Rico (the "Commonwealth").

   SECOND: That the Authority is authorized under the Act to borrow money and issue bonds therefor for the purpose of providing funds to pay all or any part of the cost of constructing improvements, additions, extensions or enlargements of any industrial, tourist, educational, medical or environmental control facilities, the principal of and the premium, if any, and the interest on which bonds shall be payable solely from the funds provided by the obligor under the financing agreement in respect of such facility.

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   THIRD:   PALMA REAL ASSOCIATES, S.E. (the "Borrower"), a partnership organized and existing under the laws of the Commonwealth, has made a loan application to the Authority to, among other things, to provide funds for (i) the acquisition, construction, development, equipping, installation and improvement of a certain shopping center, to be located in Humacao, Puerto Rico, to be known as Plaza Palma Real (the "Shopping Center"), (ii) the deposit of the Reserve Fund Amount in the Reserve Fund (both as hereinafter defined), and (iii) the payment of other costs, expenses and fees incurred in connection with the issuance of the Bonds.

   FOURTH: The Authority has entered into a Loan Agreement, dated as of the Date of Issuance (as hereinafter defined), with the Borrower (the "Loan Agreement"), providing for the financing of the Project; the issuance of bonds of the Authority to pay all or part of the Cost (as hereinafter defined) of the Project, and the obligation of the Borrower to pay, or cause to be paid, to the Authority amounts sufficient to pay the principal of and the redemption premium, if any, and the interest on such Bonds.

   FIFTH: The Authority is entering into this Agreement for the purpose of issuing FORTY THREE MILLION FOUR HUNDRED AND FIFTY THOUSAND DOLLARS ($43,450,000) aggregate principal amount of its Industrial Revenue Bonds, Nineteen Hundred Ninety-Five (1995) Series A (Plaza Palma Real Project) (the "Bonds"), dated the Date of Issuance, and securing the payment thereof by assigning certain of its interests in the Loan Agreement, including its rights to a portion of the payments thereunder; and

   SIXTH: In order to secure the Borrower's

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obligations under the Loan Agreement, the Guarantor (as hereinafter defined) has entered into a certain Guaranty Agreement (as hereinafter defined) dated the Date of Issuance by and between the Guarantor and the Authority pursuant to which the Guarantor will guaranty the payment of the principal of and interest on the Bonds in accordance with their terms up to the Enhancement Amount (as hereinafter defined).

   SEVENTH: In order to secure its obligations under the Loan Agreement, the Borrower under the terms of a Pledge Agreement dated the Date of Issuance, by and between the Borrower and the Authority (the "Pledge Agreement"), will pledge the Mortgage Note (as hereinafter defined) which is secured by the Mortgage (as hereinafter defined) on certain real properties of the Borrower where the Shopping Center is to be located. To secure the payment of the Bonds, the Authority proposes to assign its rights under the Pledge Agreement to the Trustee for the benefit of the Bondholders.

   EIGHTH: That in order to further secure its obligations under the Loan Agreement, the Borrower, under the terms of a Collateral Assignment of Lessor's Interest in Leases dated the Date of Issuance (the "Collateral Assignment") by and between the Borrower and the Authority, will assign its rights in certain Leases in connection with its ownership of the Shopping Center to the Authority. To further secure the payment of the Bonds, the Authority proposes to assign its rights under the Collateral Assignment to the Trustee for the benefit of the Bondholders.

   NINTH: The Authority has determined that the Bonds to be issued hereunder and the certificate of

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authentication to be endorsed thereon by the Trustee shall be, respectively, substantially in the form attached hereto as Exhibit A, with such variations, omissions and insertions as are required or permitted by this Agreement.

   TENTH: The execution and delivery of this Agreement, the Loan Agreement, the Guaranty Agreement, the Pledge Agreement, the Collateral Assignment, and the Mortgage, have been duly authorized by a resolution of the Authority; and

   ELEVENTH: All acts, conditions and things required by the Puerto Rico Federal Relations Act, by the Constitution and laws of the Commonwealth and the rules and regulations of the Authority to happen, exist and be performed precedent to and in the execution and delivery of this Agreement and the Loan Agreement have happened, exist and have been performed as so required in order to make this Agreement a legal, valid and binding trust agreement for the security of the Bonds in accordance with its terms and in order to make the Loan Agreement a legal, valid and binding loan agreement in accordance with its terms; and

   TWELFTH: The Trustee has accepted the trusts created by this Agreement and in evidence thereof has joined in the execution hereof; now, therefore,

                                  WITNESSETH

   That in consideration of the premises, of the acceptance by the Trustee of the trusts hereby created, and of the purchase and acceptance of the Bonds by the holders thereof, and for the purpose of fixing and declaring the terms and conditions upon which the Bonds are to be issued, executed, authenticated, delivered, secured and accepted by all persons who shall from time to time be or become

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holders thereof, and in order to secure the payments of the principal of all the
Bonds at any time issued and Outstanding and the premium, if any, and the interest thereon according to their tenor, purport and effect, and in order to secure the performance and observance of all the covenants, agreements and conditions therein and herein contained, the Authority has executed and does hereby assign to the Trustee the Authority's rights, title and interest in and to the Loan Agreement, the Pledge Agreement, the Mortgage Note, the Mortgage, and the Collateral Assignment (except for its rights under Sections 4.05, 4.06, 5.08 and 7.04 of the Loan Agreement to payment of certain costs and expenses and to indemnification, and to individual and corporate rights to exemption from liability under Sections 5.06, 10.14 and 10.15 of the Loan Agreement), as security for the payment of the Bonds and the premium, if any, and the interest thereon, and as security for the satisfaction of any other obligation assumed by the Authority in connection with such Bonds, and it is so mutually agreed and covenanted by and between the parties hereto, for the equal and proportionate benefit and security of all and singular the present and future holders of the Bonds issued under this Agreement without preference, priority or distinction as to lien or otherwise, except as otherwise hereinafter provided, of any one Bond over any other Bond, by reason of priority in the issue, sale or negotiation thereof or otherwise;

   TO HAVE AND TO HOLD the trust estate forever subject, however, to the rights of the Borrower under the Loan Agreement, the Mortgage, the Mortgage Note, the Collateral Assignment and the Pledge

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Agreement to the exceptions, reservations and matters therein and herein recited but in TRUST, nevertheless, for the equal and proportionate benefit and security of the owners from time to time of the Bonds authenticated and delivered hereunder and issued by the Authority and Outstanding, without preference, priority or distinction as to lien or otherwise, except as otherwise hereinafter provided, of any one Bond over any other Bond, by reason of priority in the issue, sale or negotiation thereof or otherwise.

   PROVIDED, HOWEVER, that if, after the rights, title and interest of the Trustee in and to the estate pledged and assigned to it under this Agreement shall have ceased, terminated and become void in accordance with Article XIII hereof, the principal of and interest on all of the Bonds shall have been paid to the Bondholders, or shall have been paid to the Borrower pursuant to Section 505 hereof, then this Agreement and all covenants, agreements and other obligations of the Authority, hereunder shall cease, terminate and become void, and thereupon the Trustee shall cancel and discharge this Agreement and execute and deliver to the Authority and the Borrower such instruments in writing as shall be required to evidence the discharge hereof; otherwise this Agreement is to be and remain in full force and effect.

                     THIS DEED OF TRUST FURTHER WITNESSETH

   And it is expressly declared, that all Bonds issued and secured hereunder are to be issued, authenticated and delivered and the payments under the Loan Agreement and other revenues and funds hereby pledged are to be dealt with and disposed of under, upon and subject to the terms, conditions,

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stipulations, covenants, agreements, trusts, uses and purposes as hereinafter expressed, and the Authority has agreed and covenanted, and does hereby agree and covenant, with the Trustee and with the owners, from time to time, of the Bonds, or any portion thereof, as follows, that is to say:

                                   AGREEMENT
                                   ARTICLE I
                                  Definitions

   Section 101.  Definitions.  In addition to words and terms elsewhere defined
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in this Agreement, the following words and terms shall have the following meanings, unless the context requires otherwise:

   "Act" shall mean Act No. 121 of the Legislature of the Commonwealth, approved June 27, 1977, as amended, and all future acts supplemental thereto or amendatory thereof.

   "Act of Bankruptcy" when used with respect to any Person shall mean the filing of a petition of bankruptcy by or against such Person or any other commencement of a bankruptcy or similar proceeding under any applicable bankruptcy, insolvency, reorganization or similar law as now or hereafter in effect.

   "Administrative Fee" shall mean the single fee payable to the Authority in the amount of one percent (1%) of the principal amount of the Bonds.

   "Affiliate" shall mean, with respect to the Borrower, any Person directly or indirectly controlling, controlled by or under direct or indirect common control with, the Borrower and includes its subsidiaries. For the purposes of this definition, a Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the

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direction of management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

   "Agreement" means this Trust Agreement, dated the Date of Issuance, together with all agreements supplemental hereto as herein permitted.

   "Appraisal" shall mean, at any time, and from time to time, the appraisal (or update of a prior appraisal) of the Shopping Center carried out by the Appraiser, made within one (1) year of the date on which it is to be used pursuant to the provisions hereof, reflecting such Appraiser's valuation of the market value of the Shopping Center in accordance with the general practice for the appraisal of properties of the same nature, including customary qualifications, and taking into consideration any outstanding or contemplated financing.

   "Appraised Value" shall mean, at any time, and from time to time, the then current appraised value of the Shopping Center as reflected in the most recent Appraisal.

   "Appraiser" shall mean, as applicable, Robert F. McCloskey & Associates, Vallejo & Vallejo, or any other appraiser acceptable to the Authority and the Rating Agency (in the case of the Rating Agency only until the then current Enhancement Amount is less than or equal to twenty five percent (25%) of the then current Exposure Amount), who shall be a member of the Appraisal Institute
(MAI), duly licensed in the Commonwealth.

   "Authority" shall mean Puerto Rico Industrial, Tourist, Educational, Medical and Environmental Control Facilities Financing Authority, a body corporate and politic constituting a public corporation and governmental instrumentality of the

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Commonwealth and any successor thereto.

   "Authority Representative" shall mean each of the persons at the time designated to act on behalf of the Authority in a written certificate furnished to the Borrower and the Trustee containing the specimen signature of each such person and signed on behalf of the Authority by an authorized officer thereof.

   "Borrower Representative" shall mean each of the persons at the time designated to act on behalf of the Borrower by written certificate furnished to the Authority and the Trustee containing the specimen signature of such persons and signed on behalf of the Borrower by an authorized representative of the Borrower.

   "Board" shall mean the board of directors of the Authority as constituted from time to time and defined by the Act, or if said Board shall be abolished, then the board, body or officer succeeding to the principal functions thereof or to whom the powers of the Authority shall be given by law.


   "Bond Fund" shall mean the fund created by Section 501 of this Agreement.

   "Bondholder" or "holder" shall mean the registered owner of any Bond issued under the provisions of Section 208 of this Agreement.

   "Bonds" shall mean the bonds authorized to be issued under Section 208 of this Agreement.

   "Borrower" shall mean Palma Real Associates, S.E., a partnership organized under the laws of the Commonwealth, and its successors and permitted assigns and any surviving, resulting or transferee corporation or other Person.


   "Business Day" shall mean any day of the year other than a Saturday, Sunday, or other day on which

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banks in San Juan, Puerto Rico are authorized or required by law or executive order to close.

   "Collateral" shall mean the funds which shall be on deposit at any time or from time to time in the Collateral Fund, in an amount at least equal to the then current Enhancement Amount.

   "Casualty and Condemnation Award Fund" shall mean the fund created by Section 512 of this Agreement.

   "Code" shall mean the United States Internal Revenue Code of 1986, and the rules and regulations thereunder, as the same may be amended or supplemented from time to time.

   "Collateral Assignment" shall mean the Collateral Assignment of Lessor's Interest in Leases dated the Date of Issuance between the Borrower and the Authority providing for the assignment as collateral of all Leases.

   "Collateral Documents" shall mean all or any portion of the following, as the context indicates: (i) the Mortgage; (ii) the Mortgage Note; (iii) the Collateral Assignment; and (iv) the Pledge Agreement.

   "Collateral Fund" shall mean the fund created by Section 515 of this Agreement.

   "Commonwealth" shall mean the Commonwealth of Puerto Rico.

   "Completion Date" shall have the meaning ascribed such term in Section 3.06 of the Loan Agreement.

   "Cost" as applied to the Project, without intending thereby to limit or restrict any proper definition of such word under the Act, shall have the meaning set forth in Section 403 of this Agreement.

   "Credit Enhancement" shall mean the Guaranty Agreement or the Letter of Credit, as applicable, so

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long as credit enhancement shall be required pursuant to the provisions of
Section 4.01(e) and Section 4.01(f) of the Loan Agreement.

   "Date of Issuance" shall mean February __, nineteen hundred ninety five
(1995).

   "Debt Service Factor" shall equal 9.34

   "Defaulted Interest" shall mean the meaning specified in Section 203 hereof.

   "Depositor" shall mean the Borrower, the Guarantor, the Letter of Credit Bank or any other Person who deposits the Cash Collateral in the Collateral Fund.

   "Depository" shall mean any Bank authorized to receive funds of the Commonwealth.

   "Determination Date" shall mean the sixtieth (60th) day immediately preceding each Principal Payment Date, commencing with the Principal Payment Date occurring on January first (1st), nineteen hundred ninety six (1996).

   "Enhancement Amount" shall mean the amount which shall be available from time to time for the Payment of the Bonds under the Credit Enhancement or in Cash Collateral, which amount shall on the Date of Issuance equal $43,473,608.75, representing the principal of and two hundred ten (210) days interest on the Bonds at 8.1%, less the Reserve Fund Amount, which amount shall be reduced on each Principal Payment Date to the principal amount of the Bonds then outstanding and two hundred ten (210) days simple interest thereon at 8.1%, less the Reserve Fund Amount, as such amount may be further reduced from time to time, initially upon Enhancement Amount Reduction Determination(s) and thereafter upon permitted Enhancement Amount Reduction Certifications or other Enhancement Amount Reduction

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Determinations.

   "Enhancement Amount Reduction Certification" shall mean, for such period as the then current Enhancement Amount shall be less than or equal to twenty five percent (25%) of the then current Exposure Amount, the reduction(s) in the Enhancement Amount, if any, resulting from a certification by the Independent Accountant, given in writing to the Trustee, providing: (i) the then current Lower Net Operating Income; (ii) the then current Unenhanced Amount; (iii) the difference between the then current Exposure Amount and the then current Unenhanced Amount; and (iv) to the extent the amount in (iii) shall be positive, a certification that such amount plus two hundred ten (210) days' interest thereon at ___% is the new Enhancement Amount. The foregoing certification may contain customary qualifications for opinion letters by accountants.

   "Enhancement Amount Reduction Determination" shall mean the determination made at any time by the Rating Agency given in writing to the Trustee providing:
(i) that the Enhancement Amount may be reduced or eliminated; (ii) for the new Enhancement Amount, if any; (iii) that the Bonds will continue to be rated not lower than "A" after the reduction in the Enhancement Amount contemplated under
(i) above; and (iv) to the extent that the Enhancement Amount shall be reduced to an amount less than or equal to twenty-five percent (25%) of the then current Exposure Amount, for the establishment of the Maximum Loan to Value Ratio and the Minimum Debt Service Coverage Ratio.

   "Event of Default" shall mean those events set forth in Section 7.01 of the Loan Agreement.

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   "Event of Taxability" shall have the meaning ascribed to such term in Section
5.10 of the Loan Agreement.

   "Executive Director" shall mean the Executive Director, the Assistant Executive Director or the Acting Executive Director of the Authority, or if there is no Executive Director, Assistant Executive Director or Acting Executive Director, then any person designated by the Board or authorized by the by-laws of the Authority to perform the functions of the Executive Director.

   "Exposure Amount" shall mean, at any time, the difference, if any, between the principal amount of and accrued but unpaid interest on the Bonds at such time Outstanding and the aggregate amount of funds deposited under the Trust Agreement which are available for the payment of principal and interest on the Bonds (including capitalized interest in the Project Fund, and any amounts therein after the Completion Date, Mandatory Project Termination Date or after notice by the Borrower that the Project will not be completed) without taking into account moneys, if any, in the Collateral Fund.

   "Government Obligations" shall mean: (i) direct obligations of, or obligations the principal of and the interest on which are unconditionally guaranteed by, the United States of America; and (ii) any certificates or other evidences of an ownership interest in obligations or in specified portions thereof (which may consist of specified portions of the principal thereof or the interest thereon) of the character described in clause (i); provided that such certificates or other evidences of an ownership interest referred to in clause
(ii) are rated within the highest rating category issued by a nationally

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recognized statistical rating agency.

   "Guarantor" shall mean the Initial Guarantor and any Successor Guarantor, and any successor or assign thereof.

   "Guaranty Agreement" shall mean the Initial Guaranty Agreement and any Successor Guaranty Agreement, as the case may be.

   "Highest Lawful Rate" shall mean the maximum rate of interest permitted from day to day by applicable law.

   "Independent Accountant" shall mean Kevane, Peterson, Soto and Pasarell or any firm of certified public accountants of recognized standing in the Commonwealth, which may also be the firm which audits the books of the Borrower, which is independent with respect to the Borrower within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

   "Industrial Facilities" shall have the meaning given to such term by Section 3 of the Act.

   "Initial Guarantor" shall mean Wal-Mart Stores, Inc., a corporation organized under the laws of the State of Delaware, and any successors or assigns.

   "Initial Guaranty Agreement" shall mean that certain Guaranty, dated the Date of Issuance, between the Authority and the Guarantor providing for the Guarantor's guaranty of the Bonds up to the Enhancement Amount.

   "Initial Letter of Credit" shall mean the irrevocable, transferable, stand-by Initial Letter of Credit issued by the Initial Letter of Credit Bank in a form reasonably acceptable to the Trustee, for a minimum term of one (1) year and a maximum term of two (2) years, in an amount sufficient to cover the then current Enhancement Amount.

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   "Initial Letter of Credit Bank" shall mean a banking association, bank or trust company or branch or agency thereof that meets the Rating Requirement and issues the Initial Letter of Credit.

   "Interest Payment Dates" shall mean the first (1st) of each month commencing March first (1st), nineteen ninety five (1995).

   "Investment Agreement" means an agreement providing for the investment of funds held under this Agreement, whether in the form of an interest bearing time account, repurchase agreement or any similar arrangement, entered into between the Trustee and a financial institution, located in the Commonwealth.

   "Investment Obligations" shall mean Government Obligations and any of the following investments or securities which are rated within the highest credit rating (without regard to any gradations within such categories by numerical qualifier or otherwise) issued by a Rating Agency, or such lower rating which is acceptable to the Rating Agency in its sole discretion, which acceptability shall be so confirmed in writing by the Rating Agency to the Trustee), issued by any nationally recognized statistical rating service and which have maturities of not more than one (1) year: (i) bonds, debentures or notes issued by any of the following: Banks for Cooperatives, Federal Intermediate Credit Banks, Federal Home Loan Banks, Export-Import Bank of the United States, Government National Mortgage Association, Federal Land Banks, or the Federal National Mortgage Association (including participation certificates issued by such Association), (ii) obligations of the Commonwealth or any of its instrumentalities or political

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subdivisions, (iii) all other obligations issued or unconditionally guaranteed as to principal and interest by an agency or Person controlled or supervised by and acting as an instrumentality of the United States of America pursuant to authority granted by the Congress of the United States of America, (iv) time deposits, certificates of deposit or similar arrangements with the Trustee or any bank organized under the laws of the United States of America, any state thereof or the Commonwealth having reported capital and surplus of not less than FIFTY MILLION DOLLARS ($50,000,000) and reported deposits of not less than TWO HUNDRED FIFTY MILLION DOLLARS ($250,000,000) and which has been designated by the Secretary of the Treasury of the Commonwealth as a Depository for public funds, fully secured in the manner provided in Section 601 hereof, (v) bankers' acceptances (other than by the Borrower and its subsidiaries or affiliates) drawn on and accepted by any commercial bank (including the Trustee) organized under the laws of the United States of America or any state thereof or the Commonwealth which is a member of the Federal Deposit Insurance Corporation having reported capital and surplus of not less than FIFTY MILLION DOLLARS ($50,000,000) and reported deposits of not less than TWO HUNDRED FIFTY MILLION DOLLARS ($250,000,000), (vi) repurchase agreements (including repurchase agreements with the Trustee) with primary dealers or subsidiaries thereof with respect to Government Obligations or any of the investments or securities referred to in subsections (i), (ii), (iii), (iv) and (v) above, (vii) commercial paper of any corporation, other than the Borrower and its subsidiaries or affiliates and

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(viii) bonds, debentures, notes and other obligations of any corporation, other than the Borrower and its subsidiaries or affiliates and (ix) an Investment Agreement.

   "ITA" shall mean the Puerto Rico Income Tax Act of 1954, as amended.

   "Leases" shall mean all leases between the Borrower, as lessor, and the respective lessees, for lease of commercial space in the Shopping Center, as set forth in Exhibit A to the Collateral Assignment, and any leases which the Borrower may enter into in the future pertaining to the Shopping Center .

   "Letter of Credit" shall mean the Initial Letter of Credit or any Successor Letter of Credit, as the case may be.

   "Letter of Credit Bank" shall mean the Initial Letter of Credit Bank during the term of the Initial Letter of Credit and thereafter shall mean the issuer of any Successor Letter of Credit during the term of such Successor Letter of Credit.

   "Loan Agreement" shall mean the Loan Agreement, dated the Date of Issuance, by and between the Authority and the Borrower, together with any amendments or supplements thereto as herein permitted.

   "Lower Net Operating Income" shall mean in connection with an Enhancement Amount Reduction Certification, the lowest Net Operating Income for either of the two (2) twelve (12) month periods comprised within any twenty-four (24) month period preceding the date of such request, determined within one hundred eighty (180) days of the date presented for use hereunder, all such amounts as audited by the Independent Accountant.

   "Mandatory Project Termination Date" shall have

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the meaning ascribed such term in Section 3.06 of the Loan Agreement.

   "Maximum Loan to Value Ratio" shall mean the loan to value ratio established by the Rating Agency on or after the time the then current Enhancement Amount is reduced to an amount less than or equal to twenty-five percent (25%) of the then current Exposure Amount pursuant to an Enhancement Amount Reduction Determination, or any such higher ratio as the Rating Agency may, in its sole discretion, deem appropriate, at any time thereafter, and confirmed in writing to the Trustee.

   "Minimum Debt Service Coverage Ratio" shall mean the debt service coverage ratio established by the Rating Agency on or after the time the then current Enhancement Amount is reduced to an amount less than or equal to twenty-five percent (25%) of the then current Exposure Amount pursuant to an Enhancement Amount Reduction Determination, or such lower ratio as the Rating Agency may, in its sole discretion, deem appropriate, at any time thereafter, and confirmed in writing to the Trustee.

   "Mortgage" shall mean the mortgage on the Mortgaged Property as more fully described therein, from the Borrower, as mortgagor, to the Authority as mortgagee, constituted by Deed Number __ executed before Notary Public Javier Ferrer Canals on the Date of Issuance.

   "Mortgage Note" shall mean the mortgage note secured by the Mortgage to be given by the Borrower in pledge to the Authority.

   "Mortgaged Property" shall mean all the mortgaged properties as defined or described in the Mortgage.

   "Net Condemnation Proceeds" shall have the meaning ascribed such term in
Section 9.02(d) of the

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Loan Agreement.

   "Net Insurance Proceeds" shall have the meaning ascribed such term in Section
9.02 of the Loan Agreement.

   "Net Operating Income" shall mean, for any twelve (12) month period, after commencement of operations at the Shopping Center, the gross revenues of the Shopping Center (including interest on the monies in the Reserve Fund) for such period less the operating expenses of the Shopping Center (including the Trustee's fees, management fees, leasing commissions and the cost of tenant improvements (such leasing commissions and tenant improvement costs being amortized in accordance with generally accepted accounting principles consistently applied), reserves and any other expenses incurred in the operation of the Shopping Center) for such period (before debt service on the Bonds and any other Indebtedness for such period, and excluding depreciation, amortization and other similar non-cash items for such period), all such amounts as audited by an Independent Accountant.

   "Official Statement" shall mean the Official Statement dated February __, 1995, relating to the offer and sale of the Bonds.

   "Outstanding" when used with reference to the Bonds, shall mean, as of a particular date, all Bonds therefore issued and authenticated under this Agreement except:

   (a)  Bonds paid or delivered to the Trustee for cancellation;

   (b) Bonds deemed to have been paid in accordance with Article XIII of this Agreement;

   (c) Bonds in exchange for or in lieu of which other bonds have been authenticated and delivered pursuant to this Agreement.

   "Payment Date" shall mean each of the Interest Payment Dates, each of the Principal Payment Dates, and each of the dates the principal of any Bond, and premium, if any, becomes due and payable whether at maturity, redemption, acceleration or otherwise.

   "Payment of the Bonds" shall mean payment of the principal of, interest and premium, if any, on all the Bonds in accordance with their terms, whether through payment at maturity or redemption or provision for such payment in such a manner that the Bonds shall be deemed to have been paid under Section 1301 of this Agreement.

   "Permitted Letter of Credit Deposit" shall mean the deposit of the entire amount available under the Letter of Credit into the Collateral Fund through a final drawing made by the Trustee prior to the expiration thereof as required by
Section 4.09(d) of the Loan Agreement.

   "Person" shall mean any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

   "Plans and Specifications" shall mean the final construction plans and specifications for the Shopping Center, as the same may be revised from time to time, prior to the completion of the Shopping Center in accordance with this Agreement.

   "Pledge Agreement" shall mean that certain Pledge Agreement relating to the Mortgage Note, dated the Date of Issuance, between the Authority, as pledgee, and the Borrower, as pledgor.

   "Principal Payment Dates" shall mean January first (1st) and July first (1st) of each year, commencing January first (1st), Nineteen Hundred Ninety Six (1996).

   "Project" shall mean: (i) the acquisition, construction, development, equipping, installation and improvement of the Shopping Center; (ii) the deposit of the Reserve Fund Amount in the Reserve Fund; and (iii) the payment of other costs, expenses and fees incurred in connection with the issuance of the Bonds.

   "Project Fund" shall mean the fund created by Section 401 of this Agreement.

   "Rating Agency" shall mean Duff & Phelps Credit Rating Co. and its successors in interest and any resulting, surviving or transferee entity or any other nationally recognized securities rating service.

   "Rating Requirement" shall mean in connection with the issuance of a Letter of Credit or a Successor Guaranty Agreement, as applicable, the requirement that the issuer of such instrument be an entity whose long term debt obligations are rated in one of the three (3) highest rating categories (without regard to any gradations within any such category by numerical qualifier or otherwise) by the Rating Agency, at the time of delivery of such Letter of Credit or Successor Guaranty Agreement.

   "Regular Record Date" shall mean the fifteenth (15th) of each month immediately preceding a Payment Date.

   "Related Document" shall mean, individually or collectively as the case may be, any or all of the Bonds, the Trust Agreement, the Mortgage, the Mortgage Note, the Collateral Assignment, the Pledge Agreement and the Bond Purchase Agreement.

   "Reserve Fund" shall mean the Industrial Revenue

Bonds, Nineteen Hundred Ninety-Five (1995) Series A (Plaza Palma Real Project) Reserve Fund, a special fund created and designated by the provisions of Section 509 of this Agreement.

   "Reserve Fund Amount" shall have the meaning set forth in Section 4.01(b)(ii) of the Loan Agreement.

   "Secretary" shall mean the Secretary or any Assistant Secretary of the Authority, or if there is no secretary or assistant secretary, then any person designated by the Board or authorized by the by-laws of the Authority to perform the functions of the Secretary.

   "Shopping Center" shall mean the commercial shopping center, parking areas and tangible properties to be owned and operated by the Borrower, to be known as "Plaza Palma Real" on the Mortgaged Property located in Humacao, Puerto Rico and includes any substitutions therefor or additions thereto or deletions therefrom.

   "Special Record Date" shall mean a date fixed by the Trustee for the payment of Defaulted Interest pursuant to Section 203 hereof.

   "Successor Guarantor" shall mean an entity that meets the Rating Requirement and issues the Successor Guaranty Agreement.

   "Successor Guaranty Agreement" shall mean the irrevocable, transferable, continuous guarantee, reasonably acceptable in form and substance to the Trustee substantially similar to the Initial Guaranty Agreement, in an amount sufficient to cover the then current Enhancement Amount.

   "Successor Letter of Credit" shall mean the irrevocable, transferable, stand by letter of credit, reasonably acceptable in form to the Trustee, substantially similar to the Initial Letter of Credit, for a minimum term of one (1) year and a maximum term of two (2) years in an amount sufficient to cover the then current Enhancement Amount.

   "Successor Letter of Credit Bank" shall mean the issuer of the Successor Letter of Credit that meets the Rating Requirement.

   "Title Insurance" shall have the meaning ascribed such term in Section 3.07(n) of the Loan Agreement.

   "Total Casualty" shall have the meaning ascribed such term in Section 9.02(a) of the Loan Agreement.

   "Total Taking" shall have the meaning ascribed such term in Section 9.02(d)(i) of the Loan Agreement.

   "Trustee" shall mean the bank or trust company at the time serving as Trustee under this Agreement.

   "Trustee Fees" shall mean fees payable to the Trustee pursuant to this Agreement.

   "Underwriter" shall mean PaineWebber Incorporated of Puerto Rico.

   "Unenhanced Amount" shall mean the lower of: (i) the product of the Appraised Value and the Maximum Loan to Value Ratio; and (ii) the amount derived by dividing (x) the quotient resulting from dividing the Lower Net Operating Income by the Debt Service Factor, by (y) the Minimum Debt Service Coverage Ratio.

   Section 102.  Miscellaneous.  Words of the masculine gender shall be deemed
                 -------------
and construed to include correlative words of the feminine and neuter genders. Unless the context shall otherwise indicate, "Bond", "Bondholder", "owner", and "person" shall include the plural as well as the singular number.

                                ARTICLE TWO (2)

                   Form, Execution, Authentication, Delivery
                             and Exchange of Bonds

   Section 201.  Limitation on Issuance of Bonds.  No Bonds may be issued under
                 -------------------------------
the provisions of this Agreement except in accordance with the provisions of this Article.

   Section 202.  Form of Bonds.  The definitive Bonds, are issuable as fully
                 -------------
registered Bonds without coupons. The Bonds shall be issuable in denominations of FIVE THOUSAND DOLLARS ($5,000) and any multiple thereof. The definitive Bonds and the certificates of authentication to be endorsed by the Trustee shall be substantially in the form attached hereto as Exhibit A with such appropriate variations, omissions and insertions as are permitted or required by this Agreement. All Bonds may have endorsed thereon such legends or text as may be necessary or appropriate to conform to any applicable rules and regulations of any governmental authority or of any securities exchange on which the Bonds may be listed or traded or any usage or requirement of law with respect thereto or as may be authorized by the Authority and approved by the Trustee.

   Section 203.  Details of Bonds.  The Bonds shall be dated, shall bear
                 ----------------
interest until their payment and shall be stated to mature (subject to the right of prior redemption), all as hereinafter provided.

   Each Bond shall bear interest from the Interest Payment Date next preceding the date on which it is authenticated, unless authenticated on an Interest Payment Date, in which case it shall bear interest from such Interest Payment Date, or, unless authenticated prior to the first Interest Payment Date, in which case it shall bear interest from the Date of Issuance; provided, however, that if at the time of authentication of any Bond interest is in default, such Bond shall bear interest from the date to which interest shall have been paid.

   Interest on the Bonds shall be computed on the basis of a three hundred sixty
(360) day year of twelve (12) thirty (30) day months. The Bonds shall be signed by, or bear the facsimile signature of, the Executive Director and shall be signed by, or bear the facsimile signature of, the Secretary, and a facsimile of the corporate seal of the Authority shall be imprinted on the Bonds.

   In case any officer whose signature or a facsimile of whose signature shall appear on any Bond shall cease to be such officer before the delivery of such Bonds, such signature or such facsimile shall nevertheless be valid and sufficient for all purposes the same as if he had remained in office until such delivery. Any Bond may bear the facsimile signature of or may be signed by such persons as at the actual time of the execution of such Bond shall be the proper officers to sign such Bond although at the date of such Bond such persons may not have been such officers.

   The principal of and the premium, if any, and the interest on the Bonds shall be payable in any coin or currency of the United States of America which on the respective dates of payment thereof is legal tender for the payment of public and private debts. The principal of all Bonds and any premium, if any, thereon shall be payable only to the registered owner or his legal representative at the corporate trust office of the Trustee, and payment of the interest on each Bond which is payable and is punctually paid or duly provided for shall be made by the Trustee on each Interest Payment Date to the

Person in whose name such Bond is registered at the close of business on the Regular Record Date, by check mailed to such registered owner at its address as it appears on such registration books kept by the Trustee or at the request of a holder who initially purchases or subsequently acquires at least One Million Dollars ($1,000,000) aggregate principal amount of Bonds, by wire transfer to the bank account of such holder, provided he files his bank account number with the Trustee for such purposes at least five (5) Business Days prior to the first Interest Payment Date for which such wire transfer is to be made. In the event that any payment cannot be made by operation of the preceding sentence (including checks mailed and returned undelivered) the funds therefor shall be held in accordance with Section 505 and will be paid to the Bondholder only upon presentation of such Bond to the Trustee, the Authority or the Borrower, whichever is then holding the funds therefor. Except as provided in Section 209 or Section 210 of this Agreement, payment of the principal and premium, if any, of the Bonds shall be made upon the presentation and surrender of such Bonds as the same shall become due and payable.

   Any interest on any Bond which is payable but is not punctually paid or duly provided for within five (5) days after the same shall become due and payable on any Interest Payment Date for such Bond (herein called "Defaulted Interest"), shall forthwith cease to be payable to the holder on the relevant Regular Record Date by virtue of his having been such holder; and such Defaulted Interest may be paid by the Authority, at its election in each case, as provided in clauses One (1) or Two (2) below:

    One: The Authority may elect to make payment of any Defaulted Interest to the Persons in whose names the Bonds are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Authority shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Bond and the date of the proposed payment, and at the same time the Authority shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than fifteen (15) days and not less than ten (10) days prior to the date of the proposed payment and not less than ten (10) days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Authority and the Borrower of such Special Record Date and, in the name and at the expense of the Authority, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each holder of such Bonds at his address as it appears in the registration books not less than ten (10) days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Bonds are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause Two.

    Two: The Authority may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Bonds affected may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Authority to the Trustee of the proposed payment pursuant to this clause, such payment shall be deemed practicable by the Trustee.

   Subject to the foregoing provisions of this Section, each Bond delivered under this Agreement upon registration of transfer of or in exchange for or in lieu of any other Bond shall carry the rights to unpaid principal and interest accrued and unpaid, and to accrue, which were carried by such other Bond.

   Section 204.  Authentication of Bonds.  Only such of the Bonds as shall have
                 -----------------------
endorsed thereon a certificate of authentication substantially in the form set forth in Exhibit A, duly executed by the Trustee, shall be entitled to any benefit or security under this Agreement. No Bond shall be valid or become obligatory for any purpose unless and until such certificate of authentication shall have been duly executed by the Trustee, and such certificate of the Trustee upon any such Bond shall be conclusive evidence that such Bond has been duly authenticated and delivered under this Agreement. The Trustee's certificate of authentication on any Bond shall be deemed to have been duly executed if signed by an authorized officer of the Trustee, but it shall not be necessary that the same officer sign the certificate of authentication on all of the Bonds that may be issued hereunder at any one time.

   Section 205.  Exchange of Bonds.  Bonds, upon surrender thereof at the
                 -----------------
corporate trust office of the Trustee, together with an assignment duly executed by the owner or his attorney or legal representative in such form as shall be satisfactory to the Trustee, may, at the option of the owner thereof, be exchanged for an equal aggregate principal amount of Bonds, of the same maturity, of any denomination or denominations authorized by this Agreement and bearing interest at the same rate.

   Section 206.  Registration of Transfer of Bonds.  The Trustee shall keep
                 ---------------------------------
books for the registration of transfers of Bonds as provided in this Agreement. The transfer of any Bond may be registered only upon the books kept for the registration of transfers of Bonds upon surrender thereof to the Trustee together with an assignment, duly executed by the registered owner or his attorney or legal representative in such form as shall be satisfactory to the Trustee. Upon any such registration of transfer the Authority shall execute and the Trustee shall authenticate and deliver in exchange for such Bond a new Bond or Bonds registered in the name of the transferee, of the same maturity, of any denomination or denominations authorized by this Agreement and bearing interest at the same rate.

   In all cases in which Bonds shall be exchanged or the transfer of Bonds shall be registered hereunder, the Authority shall execute and the Trustee shall authenticate and deliver at the earliest practicable time Bonds in accordance with the provisions of this Agreement. All Bonds surrendered in any such exchange or registration of transfer shall forthwith be cancelled by the Trustee and shall not be entitled to any of the benefits hereunder. The Authority or the Trustee may charge a reasonable fee or service charge for every such exchange or registration of transfer of Bonds sufficient to reimburse it for any tax or other governmental charge required to be paid with respect to such exchange or registration of transfer. Neither the Authority nor the Trustee shall be required to make any such exchange or registration during the fifteen (15) days immediately preceding the date of first giving of notice of any redemption of Bonds or after such Bond or any portion thereof has been selected for redemption.

   The Bonds have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state or Commonwealth securities law and may not be sold, transferred, pledged, hypothecated or otherwise disposed of, in whole or in part, unless the Bonds are registered under the Securities Act or the sale, transfer, pledge, hypothecation or other disposition is made pursuant to an exemption from registration thereunder or any applicable state or Commonwealth securities law.

   During the period commencing on the Date of Issuance and terminating nine (9) months after the date of the last sale of the Bonds by the Underwriter, the Bonds can only be transferred to residents of the Commonwealth that comply with the conditions set forth in the next sentence pursuant to the provisions of the Securities Act, unless the Trustee, the Underwriter and the Borrower shall receive an opinion of counsel acceptable to each of them to the effect that subsequent resales and transfers of the Bonds can be made in transactions that are otherwise exempt from the registration requirements of the Securities Act without having to comply with the restrictions on transferability set forth in this Section. The Trustee, during such period, may not register any Bond in the name of any Person with respect to which there is not on file with the Trustee a letter of representation (the "Letter of Representation"), in the case of a corporation or other form of business organization or an individual that is acquiring Bonds for its own account, substantially in the form set forth in Exhibit B. A Letter of Representation will not be required by the Trustee to the extent that it receives an opinion of counsel acceptable to the Borrower, the Underwriter and the Trustee to the effect that such transfer will not require the registration of the Bonds under the Securities Act or result in a violation of the applicable provisions thereof, or any applicable State or Commonwealth securities laws.

   Section 207.  Ownership of Bonds; Transfer of Title. As to any Bond, the
                 -------------------------------------
Person in whose name the same shall be registered shall be deemed and regarded as the absolute owner thereof for all purposes, and payment of or on account of the principal of any such Bond, premium, if any, and the interest on any such Bond shall be made only to or upon the order of the registered owner thereof or his legal representative. All such payments shall be valid and effectual to satisfy and discharge the liability upon such Bond including the premium, if any, and interest thereon to the extent of the sum or sums so paid.

   Any owner of any Bond is hereby granted power to transfer absolute title thereto by assignment thereof to a bona fide purchaser for value (present or antecedent) without notice of prior defenses or equities or claims of ownership enforceable against his assignor or any Person in the chain of title and before the maturity of such Bond. Every prior owner of any Bond shall be deemed to have waived and renounced all of his equities or rights therein in favor of every such bona fide purchaser, and every such bona fide purchaser shall acquire absolute title thereto and to all rights represented thereby.

   Section 208.  Authorization of Bonds.
                 ----------------------

    (A) There shall be issued under and secured by this Agreement Bonds of the Authority in the aggregate principal amount of FORTY THREE MILLION FOUR HUNDRED AND FIFTY THOUSAND DOLLARS ($43,450,000) for the purpose of providing funds for paying, with other available funds, the Cost of the Project. The Bonds shall be designated "Industrial Revenue Bonds 1995 Series A (Plaza Palma Real Project)", shall be dated as of the first (1st) day of January, Nineteen Hundred Ninety-Five (1995), shall be numbered from RA-1 upwards, shall bear interest at such rate or rates (not exceeding the Highest Lawful Rate) as may be provided by resolution of the Board adopted prior to the issuance of such Bonds as set forth below, and shall be stated to mature, subject to the right of prior redemption as hereinafter set forth, except as otherwise herein provided, on the first
(1st) day of July in the following years and in the following amounts, respectively: principal amount of THREE MILLION FIVE HUNDRED TEN THOUSAND DOLLARS ($3,510,000) ("2000 Term Bonds"); principal amount of THREE MILLION EIGHT HUNDRED EIGHTY-FIVE THOUSAND DOLLARS ($3,885,000) ("2004 Term Bonds"); principal amount of SIX MILLION EIGHT HUNDRED EIGHTY-EIGHT THOUSAND Dollars ($6,880,000) ("2009

Term Bonds"); principal amount of TEN MILLION TWO HUNDRED AND FIVE THOUSAND Dollars ($10,205,000) ("2014 Term Bonds"); and principal amount of EIGHTEEN MILLION NINE HUNDRED SEVENTY THOUSAND Dollars ($18,970,000) ("2020 Term Bonds") (the 2000 Term Bonds, the 2004 Term Bonds, the 2009 Term Bonds, the 2014 Term Bonds and the 2020 Term Bonds shall be collectively referred to as the "Term Bonds").------

   The interest rate or rates, maturity dates and amounts shall be as provided in one or more resolutions of the Board authorizing the issuance thereof, which interest rate or rates and the maturity dates and amounts may be supplemented or changed by a certificate of the Executive Director or Assistant Executive Director of the Board executed on the Date of Issuance if provided for in said resolution or resolutions.

    (B) The Bonds shall be executed substantially in the form and manner set forth in Exhibit A and shall be deposited with the Trustee for authentication, but before the Trustee shall authenticate and deliver the Bonds upon their initial issuance there shall be filed with the Trustee the following:

    (a) a copy, certified by the Secretary, of a resolution or resolutions of the Board awarding such Bonds, specifying the interest rate or rates for the Bonds, directing the authentication and delivery of the Bonds to or upon the order of the purchasers mentioned therein upon payment of the purchase price therein set forth and the accrued interest, if any, on the Bonds;

    (b)    the Loan Agreement duly executed;
    (c)    the Pledge Agreement duly executed;
    (d)    the  Guaranty Agreement duly executed;
    (e)    the Mortgage Note duly executed;

    (f)    the Mortgage duly executed;
    (g)    the Collateral Assignment duly executed;

    (h) an opinion of counsel to the Borrower to the effect that the execution and delivery of the Loan Agreement, Pledge Agreement, the Collateral Assignment, the Mortgage and the Mortgage Note have been duly authorized by the Borrower, and that the Loan Agreement, the Pledge Agreement, the Collateral Assignment, the Mortgage and the Mortgage Note are in the form so authorized and have been duly executed by the Borrower and that, assuming proper authorization and execution of the Loan Agreement, the Pledge Agreement, the Collateral Assignment, the Mortgage and the Mortgage Note by the Authority, the Loan Agreement, Pledge Agreement, the Collateral Assignment, the Mortgage and the Mortgage Note are valid, binding and enforceable upon the Borrower in accordance with its terms, except to the extent that the enforceability of the Loan Agreement, Pledge Agreement, the Collateral Assignment, the Mortgage, and the Mortgage Note may be limited by bankruptcy, insolvency or other laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether said enforceability is considered in a proceeding in equity or at law);

    (i) an opinion of counsel, who may be counsel for the Authority, to the effect that (i) the Authority has the legal right and power to enter into this Agreement and the Related Documents to which it is a party and has duly authorized and validly executed and delivered this Agreement and the Related Documents to which it is a party and this Agreement and the Related Documents to which it is a party are all legally valid and binding upon the Authority and enforceable in accordance with their respective terms, except to the extent that the enforceability of this Agreement and the Related Documents to which it is a party may be limited by bankruptcy, insolvency or other laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether said enforceability is considered in a proceeding in equity or at law), (ii) this Agreement creates a legally valid and effective pledge of the moneys, securities and funds held or set aside under this Agreement as security for the Bonds, subject to the application thereof to the purposes and on the conditions permitted by this Agreement, and that no filing or recording of any document is necessary in order to make such pledge effective or to continue it in effect (or specifying the place or places, if any, where such filing or recording is necessary and furnishing any officially authenticated certificates, or other documents, by which such filing or recording is evidenced), (iii) the issuance of the Bonds will not violate any provision of law or of the by-laws of the Authority or result in the breach of, or constitute a default under, any agreement, indenture or other instrument to which the Authority is a party or by which it may be bound, (iv) no authorization, consent or approval or withholding of objection of any governmental body or regulatory authority is requisite to the legal issue of the Bonds (unless such opinion shall show that no authorization, consent or approval or withholding of objection is requisite to the legal issue of the Bonds, it shall specify and furnish any officially authenticated certificates, or other documents, by which such authorization, consent or approval or withholding of objection is evidenced), (v) the

Bonds are legally valid and binding direct obligations of the Authority enforceable in accordance with their terms and the terms of this Agreement and have been duly and validly authorized and issued in accordance with applicable law and this Agreement, and (vi) the conditions precedent to the delivery of the Bonds have been fulfilled, and covering such other matters as the Trustee may reasonably request;

    (j) an opinion of Bond counsel to the effect that under the provisions of the Acts of Congress and the laws of the Commonwealth, the Bonds and the interest thereon are exempt from Commonwealth taxation; and

    (k) an opinion of counsel to the Guarantor to the effect that (a) the execution and delivery of the Guaranty Agreement has been duly authorized by the Guarantor, and that the Guaranty Agreement is in the form so authorized and that assuming proper authorization and execution of the Guaranty Agreement by the Authority the Guaranty Agreement is valid, binding and enforceable upon the Guarantor in accordance with its terms, except to the extent that enforceability of the Guaranty Agreement may be limited by bankruptcy, insolvency or other laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether said enforceability is considered in a proceeding in equity or at law) and (b) that a registration statement with respect to the Guaranty Agreement has been filed with the United States Securities Exchange Commission and become effective and with the Office of the Commissioner of Financial Institutions of the Commonwealth.

    (l)  such other opinions and certificates as the

Trustee may reasonably request.

    (C) When the documents mentioned in (B) above shall have been filed with the Trustee and when the Bonds shall have been executed and authenticated as required by this Agreement, the Trustee shall deliver the Bonds at one time to or upon the order of the Underwriter mentioned in the resolution(s) mentioned in clause (A) of this Section, but only upon payment to the Trustee of the purchase price of the Bonds and the accrued interest, if any.

    (D) The Trustee shall deposit the proceeds of the Bonds as follows: (1) the Reserve Fund Amount to the credit of the Reserve Fund, (ii) an amount equal to the accrued interest on the Bonds, if any, shall be deposited to the credit of the Bond Fund; and (iii) the remainder to the credit of the Project Fund.

   Section 209.  Temporary Bonds.  Until definitive Bonds are ready for
                 ---------------
delivery, there may be executed, and upon request of the Authority, the Trustee shall authenticate and deliver, in lieu of definitive Bonds and subject to the same limitations and conditions, temporary printed, typewritten, engraved or lithographed Bonds, in the form of fully registered Bonds without coupons in such denominations, or in the form of a single fully registered Bond without coupons in a denomination equal to the aggregate principal amount of such definitive Bonds, with payment record attached for the notation of payments of interest, without presentation and surrender of such registered Bond, as the Authority by resolution may provide, substantially of the tenor hereinabove set forth and with such appropriate omissions, insertions and variations as may be required.

   If temporary Bonds shall be issued, the Authority shall cause the definitive Bonds to be prepared and to be executed and delivered to the Trustee, and the Trustee, upon presentation to it at its corporate trust office, of any temporary Bond, if any, shall cancel the same and authenticate and deliver in exchange therefor at the place designated by the holder, without charge to the holder thereof, a definitive Bond or Bonds of an equal aggregate principal amount as the temporary Bonds surrendered. Until so exchanged, the temporary Bonds shall in all respects be entitled to the same benefit and security of this Agreement as the corresponding definitive Bonds to be issued and authenticated hereunder. No charge of any kind shall be made against the holder upon an exchange of a temporary Bond for a definitive Bond.

   Section 210.  Mutilated, Destroyed or Lost Bonds.  A mutilated Bond may be
                 ----------------------------------
surrendered and thereupon the Authority shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Bond of like tenor and principal amount to the surrendered Bond.

   If there be delivered to the Authority, the Borrower, and the Trustee;

    (i)  proof of the ownership of such Bond,
    (ii) evidence to their satisfaction of the destruction or loss of such Bond, and

    (iii) such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Authority or the Trustee that such Bond has been acquired by a bona fide purchaser, the Authority shall execute and upon its request the Trustee shall authenticate and deliver in lieu of any such destroyed or lost Bond, a new Bond of like tenor and principal amount.

   In case any such mutilated, destroyed or lost Bond has become or is about to become due and payable, the Authority, at its discretion, instead of issuing a new Bond, may pay principal, premium, if any, plus accrued interest on such Bond on the stated maturity date.

   Upon the issuance of any new Bond under this Section, the Authority may require the payment from the Bondholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

                                  ARTICLE III
                              Redemption of Bonds

   Section 301.  Redemption of Bonds. The Bonds issued under the provisions of
                 -------------------
this Agreement shall not be subject to redemption prior to their stated maturity except as provided in this Article III.

    (a) In the event the Borrower shall have become obligated to prepay the entire amount payable under Section 4.01 of the Loan Agreement in accordance with Subsection (a) of Section 8.02 of the Loan Agreement, the Bonds shall be called for redemption in whole, at a redemption price equal to one hundred percent (100%) of the principal amount thereof, without premium, plus accrued and unpaid interest to the redemption date which date shall be the next Interest Payment Date occurring not less than forty-five (45) days after the (i) Borrower shall have received notice from the Authority as provided in Section 8.02(a)(i) of the Loan Agreement, or (ii) the Authority and the Trustee shall have received notice from the Borrower, as provided in Section

8.02(a)(ii) of the Loan Agreement.

    (b) In the event the Borrower shall have become obligated to prepay the entire amount payable under Section 4.01 of the Loan Agreement in accordance with Section 8.02(b) of the Loan Agreement, the Bonds shall be called for redemption, in whole, not later than forty-five (45) days after the Trustee shall have received, with respect to Section 8.02(b) of the Loan Agreement, a certificate or opinion pursuant to Section 5.10 of the Loan Agreement that an Event of Taxability (as defined in Section 5.10 of the Loan Agreement) has occurred making such occurrence the second time that an Event of Taxability has occurred for a taxable year of the Borrower, at a redemption price equal to one hundred percent (100%) of the principal amount thereof plus accrued and unpaid interest to the date fixed for redemption, without premium.

   (c) The Bonds are subject to redemption, in part, to the extent of any balance remaining in the Project Fund on and after the dates set forth in
Section 8.03(a) of the Loan Agreement at a redemption price equal to one hundred percent (100%) of the principal amount thereof without premium plus accrued and unpaid interest to the date fixed for redemption and which redemption date shall be on a date occurring not less than forty-five (45) days after the date set forth in Section 8.03(a) of the Loan Agreement.

    (d) In the event the Borrower shall elect to prepay any amount payable under Section 4.01 of the Loan Agreement in accordance with Section 8.03(b) of the Loan Agreement, or an event set forth in Section 8.02(c) of the Loan Agreement shall occur, the Bonds shall be called for redemption, in whole or in part, as appropriate, at a redemption price equal to one hundred percent (100%) of the principal amount thereof without premium, plus accrued and unpaid interest to the redemption date which redemption date shall be on a date occurring not less than forty-five (45) days after: (i) receipt by the Trustee of the notice delivered pursuant to Section 8.03(b) of the Loan Agreement or (ii) receipt of notice to the Authority of a Total Taking by eminent domain or Total Casualty pursuant to Article IX of the Loan Agreement and deposits of casualty or condemnation proceeds.

    (e) (i) In the event that the Authority and the Trustee shall receive written notice pursuant to Section 8.01(a)(i) of the Loan Agreement that on or after January first (1st), Two Thousand Five (2005), the Borrower shall have elected to prepay all or a part of the amounts payable under Section 4.01 of the Loan Agreement pursuant to Section 8.01(a)(i) of the Loan Agreement, the Bonds shall be redeemable at the option of the Borrower, in whole or in part, at the respective percentages of the principal amount thereof set forth in the Loan Agreement, plus accrued and unpaid interest to the redemption date.

     (ii) In the event that the Authority and the Trustee shall receive written notice pursuant to Section 8.01(a) (ii) of the Loan Agreement that on or before January first (1st), Two Thousand Five (2005), the Borrower shall have elected to prepay all or a part of the amounts payable under Section 4.01 of the Loan Agreement pursuant to Section 8.01(a)(ii) of the Loan Agreement, the Bonds shall be redeemable at the option of the Borrower, as a whole or in part, at the respective percentages of the principal amount thereof set forth in the Loan

Agreement, plus accrued and unpaid interest to the redemption date.

     (iii) In the event that the Authority and the Trustee shall receive written notice pursuant to Section 8.01(a)(iii) of the Loan Agreement that the Borrower shall have elected to prepay all or a part of the amounts payable under Section
4.01 of the Loan Agreement pursuant to Section 8.01(a)(iii) of the Loan Agreement, the Bonds shall be redeemable at the option of the Borrower, in whole or in part, at the respective percentages of the principal amount thereof set forth in the Loan Agreement, plus accrued and unpaid interest to the redemption date.

    (f) Subject to the provisions of Section 301(g) of this Agreement, the Term Bonds shall be called for redemption in part, in minimum denominations of Five Thousand Dollars ($5,000), at a redemption price equal to the principal amount thereof, without premium, plus accrued interest to the date fixed for redemption, in accordance with Section 8.01(b) of the Loan Agreement.

    (g) Except with respect to a redemption under the provisions of Section 8.01(b) of the Loan Agreement, if fewer than all of the Bonds shall be called for redemption under the provisions of Section 8.01(a) or Section 8.03(a) and
(b) of the Loan Agreement, the Bonds shall be called for redemption in inverse order of maturity. In all cases of redemption, if fewer than all of the Bonds of any one maturity shall be called for redemption, the Bonds or portions of Bonds to be redeemed shall be selected by the Trustee by such method as the Trustee deems fair and appropriate. The portion of any Bond to be redeemed shall be in the principal amount equal to FIVE THOUSAND DOLLARS ($5,000) or any integral multiple thereof, and in selecting Bonds for redemption, the Trustee shall treat each Bond as representing that number of Bonds which is obtained by dividing the principal amount of such Bond by FIVE THOUSAND DOLLARS ($5,000).

    (h) On each Determination Date the Trustee shall: (x) determine whether the total principal amount of the Term Bonds of the same stated maturity as the Bonds to be redeemed on the related Principal Payment Date which have been cancelled (including those purchased by Borrower and delivered to the Trustee for cancellation), called for redemption under the provisions of this Article III, or deemed to have been paid pursuant to Article XIII, prior to such Determination Date is greater than the total aggregate amount of Term Bonds required to be redeemed on and prior to said Principal Payment Date, then the amounts of Bonds so required to be redeemed on such Principal Payment Date shall be reduced by the amount of such excess, if any; and (y) furnish the Borrower with a certificate specifying the aggregate principal amount, if any, of Bonds that are subject to redemption pursuant to this Section 301(h) on the related Principal Payment Date. The amount so certified shall continue to be applicable until such related Principal Payment Date and no adjustment shall be made thereto by reason of Bonds cancelled or called for redemption during the period commencing on the date of such certificate and ending on such related Principal Payment Date.

   Section 302.  Redemption Notice.  Subject to Section 803 hereof, at least
                 -----------------
thirty (30) days but not more than sixty (60) days before the redemption date of any Bonds, the Trustee shall cause a notice of any such redemption, signed by the Trustee to be mailed, postage prepaid, to all Bondholders whose Bonds are to be redeemed. Each such notice shall set forth, (1) the date fixed for redemption; (2) the redemption price to be paid; (3) if fewer than all of the Bonds then Outstanding shall be called for redemption, the distinctive numbers and letters, if any, of such Bonds to be redeemed and, in the case of Bonds to be redeemed in part only, the portion of the principal amount thereof to be redeemed; (4) that on the date fixed for redemption such redemption price will become due and payable upon each Bond or portion thereof called for redemption, and that interest thereon shall cease to accrue on and after said redemption date; (5) the place where such Bonds or portions thereof called for redemption are to be surrendered for payment of such redemption price; (6) specifying the subsection of Section 301 hereof pursuant to which the Bonds are being redeemed; and (7) such other information as may be required to comply with the requirements of Securities Exchange Act of 1934 Release No. 34-23856 (the "Release") issued on December three (3) Nineteen Hundred Eighty-Six (1986). In case any Bond is to be redeemed in part only, the notice of redemption which relates to such Bond shall state also that on or after the redemption date, upon surrender of such Bond, a new Bond or Bonds in principal amount equal to the unredeemed principal portion of such Bond will be issued. Failure to comply with the requirements of the Release or any defect thereon shall not affect the validity of the proceedings for the redemption of the Bonds. Failure to mail such notice to any holder or any defect in any notice so mailed shall not affect the validity of the proceedings for the redemption of the Bonds of any other holders.

   Section 303.  Effect of Calling for Redemption.  On the date so designated
                 --------------------------------
for redemption, notice having been given in the manner and under the conditions hereinabove provided, the Bonds or portions of Bonds so called for redemption shall become and be due and payable at the redemption price provided for redemption of such Bonds or portions of Bonds on such date, and, if sufficient moneys for payment of the redemption price, the accrued and unpaid interest and premium, if any, are held in separate accounts by the Trustee in trust for the holders of the Bonds or portions of Bonds to be redeemed, as provided in this Agreement, interest on the Bonds or portions of such Bonds so called for redemption shall cease to accrue, such Bonds or portions of Bonds shall cease to be entitled to any benefit or security under this Agreement, and the owners of such Bonds or portions of Bonds shall have no rights in respect thereof except to receive payment of the redemption price thereof, premium, if any, and the accrued interest and, to the extent provided in Section 304 hereof, to receive Bonds for any unredeemed portions of the Bonds.

   Section 304.  Redemption of Portions of the Bonds.  In case part but not all
                 -----------------------------------
of an Outstanding Bond shall be selected for redemption, the registered owner thereof or legal representative shall present and surrender such Bond to the Trustee for payment of the principal amount thereof so called for redemption, and the Authority shall execute and the Trustee shall authenticate and deliver to or upon the order of such registered owner or his legal representative, without charge therefor, for the unredeemed portion of the principal amount of the Bond so surrendered, a new Bond or Bonds of any denomination or denominations authorized by this Agreement, of the same maturity and bearing interest at the same rate as the Bond so surrendered.

   Section 305.  Cancellation of Bonds Redeemed.  Bonds so redeemed and
                 ------------------------------
surrendered shall be cancelled upon the surrender thereof to the Trustee.

                                  ARTICLE IV
                                 Project Fund

   Section 401.  Creation of Project Fund.  A special fund is hereby created and
                 ------------------------
designated the "Industrial Revenue Bonds, Nineteen Hundred Ninety-Five (1995) Series A (Plaza Palma Real Project) Project Fund" (the "Project Fund"), to the credit of which such deposits shall be made as are required by the provisions of
Section 208(D) of this Agreement, and to the extent applicable, by the provisions of Article IX of the Loan Agreement. Any moneys received by the Trustee from any other source for use to pay the Cost of the Project shall also be deposited to the credit of the Project Fund.

   Subject to the provisions of Sections 404, 406 and 602 of this Agreement, the moneys in the Project Fund shall be held by the Trustee in trust and shall be subject to a lien and charge in favor of the holders of the Bonds issued and Outstanding under this Agreement, and for the further security of such holders, until paid out or transferred as herein provided.

   Section 402.  Payments from Project Fund.  Payment of the Cost of the Project
                 --------------------------
shall be made from the Project Fund. All payments from the Project Fund shall be subject to the provisions and restrictions set forth in this Article.

   Section 403.  Items of Cost.  For the purposes of this Agreement, the Cost of
                 -------------
the Project shall embrace all costs permitted by the Act in connection with:

    (A) The acquisition, development, construction and installation of the Shopping Center including without limitation:

     (i) Payment to the Borrower, and the Authority, as the case may be, of such amounts, if any, as shall be necessary to reimburse the Borrower, and the Authority in full for all advances and payments made by any of them or either of them or for their accounts, with respect to the Shopping Center at any time after March twenty-seven (27), Nineteen Hundred Ninety-One (1991), for expenditures in connection with the acquisition, installation or construction of the Project, the preparation of the plans and specifications, (including any preliminary study or planning of the Project and any reports, appraisals or analyses concerning the Project, the acquisition, construction, and equipping of the Project, interest on the Bonds during construction and acquisition of the Project, (which shall mean a period beginning with the date of delivery of the Bonds and ending on the Completion Date (as defined in the Loan Agreement)) and all real or personal property deemed necessary in connection with the Project, or any one or more of said expenditures (including architectural, engineering, consulting, and supervisory services).

     (ii) Payment, as they become due, of the fees, commissions and expenses of the Trustee properly incurred under this Agreement prior to and on the Completion Date.

     (iii)  Payment of any other costs and expenses
relating to the acquisition, development, construction, and installation of the Project (including testing) or the authorization, issuance and sale of the Bonds.

     (iv) Payment for labor, services, materials and supplies used or furnished in site improvement and in the acquisition, development, construction, equipping, installation and improvement of the Shopping Center, payment for the cost of the acquisition, construction and installation of utility services or other facilities, and all real and personal property deemed necessary in connection with the Shopping Center and payment for the miscellaneous expenses incidental to any of the foregoing items.

    (E) Payment of the Administrative Fee, the initial or acceptance fee of the Trustee, legal, accounting and financial advisory fees and expenses, underwriting fees and expenses (whether paid in the form of a fee or in the form of a discount on the Bonds), filing and recording fees and taxes, and rating agencies' fees and printing and engraving costs incurred in connection with the authorization, sale and issuance of the Bonds, the execution of this Agreement, the Loan Agreement, and all other documents in connection therewith, and payment of all fees, costs and expenses for the preparation of the Loan Agreement, this Agreement, the Collateral Assignment, the Mortgage, the Mortgage Note, Pledge Agreement, the Guaranty Agreement, and the Bonds, and any other fees and expenses necessary or incident to the issuance and sale of the Bonds, the financing of the Project, and the documents contemplated thereby and by the Loan Agreement.

   Section 404.  Requisites for Payments from
                 ----------------------------

Project Fund.  Payments of the Cost of the Project from the Project Fund shall
- ------------
be made by the Trustee upon the order of the Borrower in accordance with the provisions of this Section, but no such payment shall be made unless and until the Trustee shall receive a requisition prepared and signed by an Authorized Borrower Representative stating:

     (i)  the item number of each such payment;

     (ii) the name of the Person (including the Borrower) to whom each such payment is due;

     (iii)  the respective amounts to be paid; and

     (iv) that obligations in the stated amounts have been incurred and are presently due and payable, or reimbursable to or on behalf of the Borrower, and that each item thereof is a proper charge against the Project Fund, is substantially in accordance with the estimates of the Cost of the Project set forth in the application, as amended, filed with the Authority, and has not been paid from the Project Fund.

   Upon receipt of any such order and accompanying requisition, the Trustee shall pay such obligation from the Project Fund. If prior to payment of any item in an order the Borrower should for any reason desire not to pay such item, the Borrower shall give notice of such decision to the Trustee. In making any disbursement, the Trustee shall pay each such obligation directly to the Borrower or to any payee designated by an Authorized Borrower Representative, as set forth in the order of the Borrower directing such disbursement.

   Section 405.  Reliance on Requisitions.  All requisitions and orders received
                 ------------------------
by the Trustee, as required in this Article as conditions of payment from the Project Fund, may be relied upon by the

Trustee, and shall be retained by the Trustee, subject at all reasonable times to examination by the Borrower, the Authority, any Bondholder and the agents and representatives thereof.

   Section 406.  Balance in Project Fund.
                 -----------------------
    (a) In the event that the Borrower (i) exercises the option under Section 8.01(a) of the Loan Agreement, or (ii) is required pursuant to Sections 8.01(b), 8.02(a), (b) and (c) or 8.03(a) and (b) of the Loan Agreement to prepay in whole or in part the amounts payable under Section 4.01 of the Loan Agreement, the Trustee shall, upon the direction of the Borrower, deposit in the Bond Fund, on the date the prepayment is made, any balance remaining in the Project Fund except for any amounts held pursuant to Section 404 hereof which shall be held pursuant to the terms thereof.

    (b) If the principal of all Outstanding Bonds shall have become due and payable pursuant to an acceleration pursuant to Section 803 of this Agreement or the giving of a redemption notice pursuant to Section 302 of this Agreement, the Trustee shall deposit in the Bond Fund any balance remaining in the Project Fund except for any amounts held pursuant to Section 404 hereof which shall be held pursuant to the terms thereof.

                                   ARTICLE V
                                   Bond Fund

   Section 501.  Creation of Bond Fund.  A special fund is hereby created and
                 ---------------------
designated "Industrial Revenue Bonds, Nineteen Hundred Ninety-Five (1995) Series A (Plaza Palma Real Project) Bond Fund" (the "Bond Fund"). Within the Bond Fund there shall be created three accounts, an interest account, into which shall be deposited all moneys to be used for payment of interest on the Bonds, a premium account, into which shall be deposited all moneys to be used for payment of premium on the Bonds, and a principal account, into which shall be deposited all moneys to be used for payment of principal of the Bonds. The moneys in the Bond Fund shall be held by the Trustee in trust and applied as hereinafter provided and, pending such application, shall be subject to a lien and charge in favor of the holders of the Bonds issued and Outstanding under this Agreement, and for the further security of such holders, until paid out or transferred as herein provided.

   Section 502.  Payments into Bond Fund.  There shall be deposited to the
                 -----------------------
credit to the appropriate account of the Bond Fund:

    (i) accrued interest, if any, on the Bonds issued hereunder paid by the purchasers thereof;

    (ii) any amount in the Project Fund and the Reserve Fund to be transferred to the Bond Fund in accordance with the provisions of Section 406, 511(C) and 602, respectively, of this Agreement; and

    (iii) all other moneys received by the Trustee under and pursuant to any of the provisions of the Loan Agreement, any Related Document or otherwise which are permitted or required, or are accompanied by directions from the Borrower or the Authority that such moneys are, to be paid into the Bond Fund.

   If before eleven ante meridiem (11:00 a.m.), Atlantic Standard Time, on the Business Day immediately preceding any Payment Date, sufficient moneys are not available in the Bond Fund to pay, when due, principal (whether at maturity or redemption or acceleration or otherwise), premium, if any, and interest due or to become due on the Bonds, the Trustee shall, before eleven ante meridiem (11:00 A.M.), Puerto Rico time: (a) withdraw from the Reserve Fund an amount sufficient, together with the amount then held to the credit of the Bond Fund pursuant to clause (i), (ii) and (iii) of this Section, to pay when due the principal of (whether at maturity or upon redemption or acceleration or otherwise), premium, if any, and interest due or to become due on the Bonds on such Payment Date and (b) if the amounts drawn under (a) should prove insufficient for the payment due or to become due, make a single draw under the Credit Enhancement, to the extent still required pursuant to the Loan Agreement, or the Collateral Fund, if the Credit Enhancement shall have been substituted through a deposit of the Cash Collateral in the Collateral Fund, in an amount equal to the then current Enhancement Amount. The proceeds of such draw shall be deposited to the credit of the Bond Fund.

    The Trustee shall establish a separate account or subaccount within the Bond Fund corresponding to the source of moneys specified in this Section 502 for each deposit made into the Bond Fund so that the Trustee may at all times ascertain the source and date of deposit of the funds in each such account or subaccount.

   The Trustee is authorized to receive at any time payments from or on behalf of the Borrower pursuant to the Loan Agreement or otherwise for deposit in the Bond Fund.

   Section 503. Use of Moneys in Bond Fund. Moneys in the Bond Fund shall be
                --------------------------
   used solely for the payment
of the principal (whether at maturity or upon acceleration or redemption or otherwise) of premium, if any, and interest on the Bonds. The Trustee shall, on each Interest Payment Date, withdraw from the Bond Fund moneys deposited to the credit of the Bond Fund pursuant to Section 502 hereof, and remit by mail or by wire transfer, if applicable, as provided under Section 203 of this Agreement to each registered owner the amounts required for paying the interest on such Bonds as such interest becomes due and payable. The Trustee shall, on each Principal Payment Date, withdraw from the Bond Fund and set aside or deposit in trust sufficient moneys for paying the principal of and redemption premium, if any, on all Bonds as such principal and premium, if any, become due, whether at maturity, upon acceleration or redemption or otherwise.

   Section 504.  Application and Pledge of Moneys in the Bond Fund.  Subject to
                 -------------------------------------------------
the terms and conditions set forth in this Agreement, moneys held for the credit of the Bond Fund shall be held in trust and disbursed by the Trustee for (a) the payment of interest on the Bonds issued hereunder as such interest becomes due and payable, (b) the payment of the principal of such Bonds at their respective maturities, and (c) the payment of the redemption price of such Bonds on the date fixed for redemption, and such moneys are hereby pledged to secure, and are charged with, the payments mentioned in this Section.

   Section 505.  Moneys Withdrawn from Bond Fund.  All moneys which the Trustee
                 -------------------------------
shall have withdrawn from the Bond Fund or shall have received from any other source and set aside for the purpose of paying any of the Bonds, either at the maturity thereof or upon call for redemption or otherwise shall be held in trust for the respective holders of such Bonds, but any moneys which shall be so withdrawn or set aside and which shall remain unclaimed by the holders of such Bonds for a period of two (2) years after the date on which such Bonds shall have become due and payable may, upon the request of the Borrower, be paid to the Borrower or to such officer, board or body as may then be entitled by law to receive the same. Thereafter, the holders of such Bonds shall look only to the Borrower or to such officer, board or body, as the case may be, for payment and then only to the extent of the amount so received by Borrower or such officer, board or body, as the case may be, without any interest thereon, and the Authority and the Trustee shall have no responsibility with respect to such moneys. Until distributed, any moneys so withdrawn or set aside shall be invested as the Trustee and Borrower may agree.

   Section 506.  Cancellation of Bonds Upon Payment.  All Bonds paid or
                 ----------------------------------
redeemed, either at or before maturity, and all Bonds delivered by the Borrower to the Trustee for cancellation shall be cancelled upon the payment, redemption or delivery of such Bonds. All Bonds cancelled under any of the provisions of this Agreement shall be held by the Trustee until such time as they are destroyed by the Trustee. The Trustee shall execute a certificate in triplicate describing the Bonds so destroyed, and an executed certificate shall be filed with each of the Authority and the Borrower and the other executed certificate shall be retained by the Trustee. Upon the delivery to the Trustee by or on behalf of the Borrower of any Bonds to be cancelled, the Trustee shall promptly give notice thereof to the Authority and the Borrower.

   Section 507.  Credit Enhancement or Cash Collateral Substitution.
                 --------------------------------------------------
    (A) At any time and from time to time the Borrower may, pursuant to the provisions of Section 4.09 of the Loan Agreement, cause the substitution of the then current Credit Enhancement or Cash Collateral for another Credit Enhancement or Cash Collateral, subject to the conditions set forth in the Loan Agreement. If at any time there shall have been delivered to the Trustee a substitute Credit Enhancement or Cash Collateral and the documents mentioned in
Section 4.09 of the Loan Agreement, then the Trustee shall accept such substitute Credit Enhancement or Cash Collateral and surrender any previously held Credit Enhancement or Cash Collateral to the Guarantor or Letter of Credit Bank, as applicable, for cancellation in accordance with its terms, or shall refund the Cash Collateral to the Depositor thereof.

    (B) If at any time all the Bonds shall be deemed to have been paid within the meaning and with the effect expressed in Section 1301 of this Agreement, the Trustee shall surrender any Credit Enhancement or Cash Collateral to the issuer or Depositor thereof for cancellation in accordance with its terms. The Trustee shall comply with the procedures set forth in any Credit Enhancement relating to the termination thereof.

   Section 508.  Bondholder Rights to Receive Payment.   Notwithstanding any
                 ------------------------------------
other provision of this Agreement, including the restrictions upon actions by individual Bondholders in Section 809 of this Agreement, the right of any Bondholder to receive payment of principal, premium, if any, and interest on the Bond, on or after the respective due dates expressed in the Bonds, shall not be impaired or affected without the consent of the Bondholder.-

   Section 509.  Creation of Reserve Fund.  A special fund is hereby created and
                 ------------------------
designated "Industrial Revenue Bonds, Nineteen Hundred Ninety Five (1995) Series A (Plaza Palma Real Project) Reserve Fund". The moneys in the Reserve Fund shall be held by the Trustee in trust and applied as hereinafter provided and, pending such application, shall be subject to a lien and charge in favor of the holders of the Bonds Outstanding and for the further security of such holders, until paid out or transferred as herein provided.

   Section 510.  Payments into Reserve Fund.  (A) There shall be deposited to
                 --------------------------
the credit of the Reserve Fund: (i) the amount required to be deposited pursuant to Section 208(D) of this Agreement from the proceeds of the sale of Bonds and
(ii) all amounts paid by the Borrower pursuant to Section 4.01(b)(ii) of the Loan Agreement.

    (B) The Trustee is authorized to receive at any time payments from the Borrower or the Guarantor pursuant to the Loan Agreement or the Guaranty Agreement or otherwise for deposit in the Reserve Fund.

   Section 511.  Application of Moneys in Reserve Fund.  (A)  Moneys held for
                 -------------------------------------
the credit of the Reserve Fund shall be held in trust and applied by the Trustee and are charged with the payments provided in Section 504 to the extent moneys held to the credit of the Bond Fund are insufficient for the purposes established in Section 504; provided that moneys to the credit of the Reserve Fund shall not be applied to the payment of any redemption premium except in the case of a redemption of the Bonds in whole.

    (B) The Trustee shall, on each Payment Date, withdraw from the Reserve Fund sufficient moneys to pay the amounts of principal of and interest on the Bonds then due and payable to the Bondholders, as provided in this Agreement, to the extent moneys held to the credit of the Bond Fund are insufficient therefor.

    (C) Moneys held to the credit of the Reserve Fund in excess of the Reserve Fund Amount following the Date of Issuance, shall be deposited to the credit of the Bond Fund on each Interest Payment Date, provided, that, no Event of Default under Section 802 shall have then been declared and be continuing.

   (D) The Trustee shall determine the balance of moneys held to the credit of the Reserve Fund, as soon as practicable after any draw of moneys from the Reserve Fund is made pursuant to Sections 502 and 511(C) hereof without taking into account unrealized gains or losses on Government Obligations in which all or any part of the Reserve Fund shall be deposited. To the extent that the moneys held to the credit of the Reserve Fund determined pursuant to the provisions set forth above, shall be less than the Reserve Fund Amount, the Trustee shall notify the Borrower of such deficiency pursuant to the terms of
Section 4.01(c)(iii) of the Loan Agreement.

   Section 512.  Creation of Casualty and Condemnation Award Fund.  A special
                 ------------------------------------------------
fund is hereby created and designated "Industrial Revenue Bonds, Nineteen Hundred Ninety-Five (1995) Series A (Plaza

Palma Real Project), Casualty and Condemnation Award Fund" (the "Casualty and Condemnation Fund"). The moneys in the Casualty and Condemnation Award Fund shall be held by the Trustee and applied as hereinafter provided, and pending such application, shall be subject to a lien and charge in favor of the holders of the Bonds Outstanding.

   Section 513.  Payments into Casualty and Condemnation Award Fund.  There
                 --------------------------------------------------
shall be deposited to the credit of the Casualty and Condemnation Award Fund the Net Insurance Proceeds received upon any casualty or the Net Condemnation Proceeds received upon any taking of the Shopping Center after the Completion Date pursuant to Article IX of the Loan Agreement.

   Section 514.  Application of Moneys in Casualty and Condemnation Award Fund.
                 -------------------------------------------------------------
Moneys held to the credit of the Casualty and Condemnation Award Fund shall be applied by the Trustee for the purpose of redeeming Bonds or restoring the Shopping Center in accordance with the requirements of Article IX of the Loan Agreement, to the extent that the Borrower shall, under the provisions of such
Article IX elect to reconstruct, rehabilitate, or otherwise make improvements to the Shopping Center, and it shall have otherwise satisfied the conditions set forth in such Article IX. Upon the instructions of the Borrower, except in the case of a Total Taking or Total Casualty, the Trustee shall make disbursements from the Casualty and Condemnation Award Fund in the manner and in accordance with the procedure set forth in the Project Fund.

   Section 515.  Creation of Collateral Fund.  A special fund is hereby created
                 ---------------------------
and designated "Industrial Revenue Bonds, Nineteen Hundred Ninety-

Five (1995) Series A (Plaza Palma Real Project), Collateral Fund" (the "Collateral Fund"). The moneys in the Collateral Fund shall be funded in accordance with Section 516, and held by the Trustee and applied as hereinafter provided, and pending such application, shall be subject to a lien and charge in favor of the holders of the Bonds issued and outstanding under this Agreement.

   Section 516.  Payments into Collateral Fund.  (A) There shall be deposited to
                 -----------------------------
the credit of the Collateral Fund: (i) Moneys in an amount of not less than the then current Enhancement Amount, if at any time the Borrower shall elect to substitute the Credit Enhancement or other Cash Collateral with Cash Collateral, subject to the provisions of Section 4.09(c) of the Loan Agreement; and (ii) all amounts paid pursuant to a Permitted Letter of Credit Deposit pursuant to
Section 4.09(d) of the Loan Agreement.

    (B) The Trustee is authorized to receive at any time payments from the Borrower or the Guarantor pursuant to the Loan Agreement or the Guaranty Agreement or otherwise for deposit in the Collateral Fund.

   Section 517.  Application of Moneys in Collateral Fund.  (A)  Moneys held for
                 ----------------------------------------
the credit of the Collateral Fund shall be held in trust and applied by the Trustee and are charged with the payments provided in Section 504 to the extent moneys held to the credit of the Bond Fund and the Reserve Fund are insufficient for the purposes established in Section 504; provided that moneys to the credit of the Collateral Fund shall not be applied to the payment of any redemption premium, except in the case of a redemption of the Bonds in whole and then only after all principal and interest due on the Bonds has been paid in full.

    (B) The Trustee shall, on each Payment Date, withdraw from the Collateral Fund sufficient moneys to pay the amounts of principal of and interest on the Bonds then due and payable to the Bondholders, as provided in this Agreement, to the extent moneys held to the credit of the Bond Fund and the Reserve Fund are insufficient therefor.

    (C) Moneys held to the credit of the Collateral Fund in excess of the then current Enhancement Amount, shall be delivered by the Trustee on each Principal Payment Date to the Depositor of such Cash Collateral.


                                  ARTICLE VI

                     Depositories of Moneys, Security for
                       Deposits and Investment of Funds

   Section 601.  Security for Deposits.  All moneys deposited with the Trustee
                 ---------------------
under the provisions of this Agreement or the Loan Agreement shall be held in trust for the exclusive benefit of the Bondholders in segregated accounts and not commingled with the funds or accounts of any other Person and applied only in accordance with the provisions of this Agreement and the Loan Agreement and shall not be subject to lien or attachment by any creditor of the Authority, the Trustee, the Borrower, the Guarantor, the Letter of Credit Bank or the Depositor of Cash Collateral.

   All moneys deposited with the Trustee under this Agreement and the Loan Agreement in excess of the amount guaranteed by the Federal Deposit Insurance Corporation or other federal agency shall be continuously secured for the benefit of the Authority, the Borrower and the holders of the Bonds either (a) by lodging with a bank or trust company approved by the Authority and by the Trustee as custodian, or, if then permitted by law, by setting aside under control of the trust department of the bank holding such deposit, as collateral security, Government Obligations or, with the approval of the Trustee, other marketable securities eligible as security for the deposit of trust funds under regulations of the Comptroller of the Currency of the United States of America, or applicable Commonwealth or state law or regulations, having a market value (exclusive of accrued interest) not less than the amount of such deposit, or (b) if the furnishing of security as provided in clause (a) of this Section is not permitted by applicable law, in such other manner as may then be required or permitted by applicable Commonwealth, state or federal laws and regulations regarding the security for, or granting a preference in the case of, the deposit of trust funds, in particular those relating to fiduciary funds on deposit pursuant to Twelve, Code of Federal Regulations Section Nine Point Ten (b) (12 C.F.R. (S)9.10(b)); provided, however, that it shall not be necessary for the Trustee to give security for any moneys which shall be represented by the investments purchased under the provisions of this Article as an investment of such moneys.

   Section 602.  Investment of Moneys.  Moneys held to the credit of the Project
                 --------------------
Fund, the Bond Fund (other than moneys held to pay any premiums on the Bonds), and the Casualty and Condemnation Award Fund except as provided in Section 505 and Article XIII hereof, shall at the direction of an Authorized Borrower Representative, be invested and reinvested by the Trustee in Investment Obligations selected by the Borrower.

   Such obligations so purchased as an investment of moneys in the Project Fund, the Bond Fund, the Reserve Fund, the Casualty and Condemnation Award Fund and the Collateral Fund except as provided in Section 505 and Article XIII hereof, shall be deemed at all times to be part of such funds and any interest accruing on and any profit realized from the investment of moneys in such funds regardless of the unliquidated value of such investment shall be credited to the Bond Fund on each Interest Payment Date and any realized loss resulting from such investment shall be charged to such funds. Neither the Trustee nor the Authority shall be liable or responsible for any loss resulting from any such investment.

   The moneys held to the credit of the Collateral Fund and the Reserve Fund shall be invested, as directed by an Authorized Borrower Representative, only in Government Obligations. With respect to the Collateral Fund, such Government Obligations shall not have maturities which exceed one (1) year. Interest or profits thereon shall be held in the Collateral Fund and the Reserve Fund, as applicable and applied as provided in Section 517(C) and Section 511(C) hereof, respectively.

                                  ARTICLE VII

                      Particular Covenants and Provisions

   Section 701.  Covenant to Pay Bonds; Bonds Limited Obligations of Authority.
                 -------------------------------------------------------------
   The Authority covenants that it will cause to be paid promptly the principal of and premium, if any, and interest on every Bond on the dates and in the manner provided herein and in each Bond, according to the true intent and meaning thereof; provided, however, that any amount in the Bond Fund available for any payment of the principal of or premium, if any, or interest on each Bond shall be credited against any amount required to be caused by the Authority so to be paid. Except as in this Agreement otherwise provided, such principal, premium and interest are payable solely from the payments required to be made by the Borrower under Section 4.01 of the Loan Agreement, and any other revenues and funds derived under the Loan Agreement and this Agreement, the Related Documents, the Credit Enhancement or from the Cash Collateral to the extent provided in this Agreement or the Loan Agreement, which payments under the Loan Agreement, revenues and funds to the extent provided in this Agreement and the Loan Agreement are hereby pledged to the payment thereof in the manner and to the extent hereinabove particularly specified.

   The Bonds issued under the provisions of this Agreement and the premium, if any, and the interest thereon shall not constitute an indebtedness of either the Commonwealth or any of its political subdivisions, other than the Authority, and neither the Commonwealth nor any of such political subdivisions, other than the Authority, shall be liable thereon. The Bonds shall be payable solely from the revenues and proceeds provided therefor and the Authority is not obligated to pay the Bonds nor the premium, if any, or the interest thereon except from the revenues and proceeds pledged therefor.

   Section 702.  Covenant to Perform Obligations under this Agreement and Loan
                 -------------------------------------------------------------
Agreement.  The Authority covenants that it will faithfully perform at all times
- ---------
any and all covenants, undertakings, stipulations and provisions contained in this Agreement and the Related Documents to which it is a party, in the Bonds and in all proceedings of the Authority pertaining thereto and filed with the Trustee and will faithfully observe and perform at all times any and all covenants, undertakings, stipulations and provisions of the Loan Agreement and the Related Documents to which it is a party on its part to be observed or performed. The Authority covenants that it is duly authorized under the Constitution and laws of the Commonwealth, including particularly and without limitation the Act, to issue the Bonds authorized hereby and to enter into this Agreement and the Related Documents to which it is a party and to pledge the payments and other funds derived from the Loan Agreement and the Related Documents to which it is a party in the manner and to the extent herein set forth; that all action on its part for the issuance of the Bonds and the execution and delivery of this Agreement and the Related Documents to which it is a party has been duly and effectively taken; and that such Bonds in the hands of the owners thereof are and will be valid and enforceable obligations of the Authority according to the tenor and import thereof.

   Section 703.  Covenant to Perform Further Acts.  The Authority covenants that
                 --------------------------------
it will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, such agreements supplemental hereto and such further acts, instruments and transfers as the Trustee may reasonably require for the better pledging unto the Trustee all and singular the payments and any other revenues and other funds pledged hereby to the payment of the principal of and premium, if any, and interest on the Bonds.

   Section 704.  Trustee May Enforce Authority's
                 -------------------------------

Rights and Obligations Under Loan Agreement and Related Documents.  The Loan
- -----------------------------------------------------------------
Agreement and other Related Documents, duly executed counterparts of which have been filed with the Trustee, set forth the covenants and obligations of the Authority and the Borrower, including a provision in Section 10.11 of the Loan Agreement that provides that, subsequent to the issuance of the Bonds and prior to the Payment of the Bonds, the Loan Agreement may not be effectively amended, changed, modified, altered or terminated except in accordance with this Agreement. Reference is hereby made to the Loan Agreement and the other Related Documents for a detailed statement of said covenants and obligations of the Borrower and the Authority under the Loan Agreement and the other Related Documents, and the Authority agrees that the Trustee, subject to the provisions of the Loan Agreement, the other Related Documents and this Agreement reserving certain rights to the Authority and respecting actions by the Trustee in its name or in the name of the Authority, may enforce all rights of the Authority and all obligations of the Borrower and may perform all obligations of the Authority under and pursuant to the Loan Agreement and the other Related Documents for and on behalf of the Bondholders whether or not the Authority is in default hereunder.

   Section 705.  Trustee's Notice to Guarantor, Letter of Credit Bank or
                 -------------------------------------------------------
Depositor of Cash Collateral.  If on the fifteenth (15th) day of any month
- ----------------------------
immediately preceding any Payment Date there shall not otherwise be available to the Trustee sufficient monies to the credit of the Bond Fund to pay the principal of, premium, if any, and interest on the Bonds due on such Payment Date, the Trustee shall on such day send a notice to the Guarantor, Letter of Credit Bank or Depositor of the Cash Collateral, if any, with a copy to the Borrower, for their information, stating the amount to become due with respect to the Bonds on such Payment Date and the amount of the then existing deficiency, provided, that the failure to provide such notice shall not impair the Trustee's right to draw upon the applicable Credit Enhancement or the Cash Collateral.

                                 ARTICLE VIII

                             Default and Remedies

   Section 801.  Extension of Interest.  In case the time for the payment of the
                 ---------------------
interest on any Bond shall be extended, whether or not such extension be by or with the consent of the Authority, such interest shall not be entitled in case of default hereunder to the benefit or security of this Agreement except subject to the prior payment in full of the principal of all the Bonds then Outstanding and interest the time for the payment of which shall not have been extended.

   Section 802.  Defaults.  The following shall constitute Events of Default
                 --------
under this Agreement:

    (a)  An event of default under Section 7.01(c) of the Loan Agreement.

    (b) An event of default under the Loan Agreement other than under Section 7.01(c) thereof.

   Section 803.  Acceleration.  (a) Upon the happening and continuance of an
                 ------------
Event of Default specified in Section 802(a) hereof, the Trustee shall by notice in writing to the Authority, to the Bondholders and to the Borrower, declare the principal of all of the Bonds then Outstanding (if not then due and payable) to be due and payable immediately after the date of such notice, and upon such declaration the same shall become and be due and payable and the Trustee shall also realize on the Credit Enhancement or draw on the Cash Collateral, as applicable, if any is then outstanding, up to the then Current Enhancement Amount, if any, immediately after the date of such notice, anything contained in the Bonds or in this Agreement to the contrary notwithstanding.

    (b)  Upon the happening and continuance of any Event of Default specified in
Section 802(b) hereof, then and in every such case the Trustee may, and upon the written direction of the holders of not less than twenty-five percent (25%) in aggregate principal amount of the Bonds Outstanding shall, by notice in writing to the Authority and the Borrower, declare the principal of all of the Bonds then Outstanding (if not then due and payable) to be due and payable and the Trustee shall also realize on the Credit Enhancement or draw on the Cash Collateral, as applicable, if any is then outstanding, up to the then Current Enhancement Amount, if any, immediately after the date of such notice, and upon such declaration the same shall become and be due and payable after the date of such notice, anything contained in the Bonds or in this Agreement to the contrary notwithstanding.

   Section 804.  Enforcement of Remedies.  Upon the happening and continuance of
                 -----------------------
any Event of Default specified in Section 802 hereof, the Trustee (a) shall, in the case of an event of default under Section 802(a) hereof, and (b) may, and upon the written direction of the holders of not less than twenty-five percent (25%) in aggregate principal amount of the Bonds then Outstanding hereunder shall, in the case of a default under Section 802(b) hereof, proceed, subject to the provisions of Section 902 hereof, to protect and enforce its rights and the rights of the Bondholders under applicable laws, under the Loan Agreement, under any of the Related Documents or Credit Enhancement, if any, or under this Agreement by such suits, actions or special proceedings in equity or at law, or by proceedings in the office of any board or officer having jurisdiction, either for the specific performance of any covenant or agreement contained herein or in aid or execution of any power herein granted or for the enforcement of any proper legal or equitable remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce such rights.

    In the enforcement of any remedy under this Agreement, the Trustee in its own name and as trustee of an express trust, shall be entitled to sue for, enforce payment of and recover judgment for, any and all amounts then or after any default becoming, and at any time remaining, due from the Authority or the Borrower for principal, premium, if any, interest or otherwise under any of the provisions of this Agreement or of the Bonds with interest to the extent permitted by law on overdue payments of principal, premium, if any, and interest at the rate or rates of interest specified in the Bonds, together with any and all costs and expenses of collection and of all proceedings hereunder and under the Bonds, without prejudice to any other right or remedy of the Trustee or of the Bondholders, and to recover and enforce any judgment or decree against the Authority or the Borrower but solely as provided herein and in the Bonds, for any portion of such amounts remaining unpaid and interest, costs and expenses as above provided, and to collect (but solely from moneys in the Bond Fund and any other moneys available for such purpose), in any manner provided by law, the moneys adjudged or decreed to be payable.

   Section 805.  Trustee May File Claim in Bankruptcy.  In case of the pendency
                 ------------------------------------
of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other similar judicial proceeding relative to the Authority, the Borrower, the issuer of a Credit Enhancement or the Depositor of Cash Collateral or to property of the Authority, the Borrower, the issuer of a Credit Enhancement or the Depositor of Cash Collateral or the creditors of either of them, the Trustee (irrespective of whether the principal of the Bonds shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Borrower for the payments equal to overdue principal or interest), the issuer of a Credit Enhancement or the Depositor of Cash Collateral shall be entitled and empowered, by intervention in such proceeding or otherwise:

    (i) to file and prove a claim for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Bonds and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Bondholders allowed in such judicial proceeding; and

    (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any receiver, custodian, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Bondholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Bondholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 902 hereof.

   Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Bondholder any plan of reorganization, arrangement, adjustment or composition affecting the Bonds or the rights of any holder thereof, or to authorize the Trustee to vote in respect of the claim of any Bondholder in any such proceeding.

   Section 806.  Pro Rata Application of Funds.  Anything in this Agreement to
                 -----------------------------
the contrary notwithstanding, if at any time the moneys in the Bond Fund shall not be sufficient to pay the principal of premium, if any, or interest on the Bonds as the same shall become due and payable (either by their terms or by acceleration under the provisions of Section 803 of this Article) such moneys, together with any moneys then available or thereafter becoming available for such purpose, whether through the exercise of the remedies provided for in this Article or otherwise, shall be applied, following the satisfaction of any payments due to the Trustee under the provisions of Sections

902 and 906 of this Agreement, as follows:

    (a) If the principal of all the Bonds shall not have become due and payable or shall not have been declared due and payable, all such moneys shall be applied first:  to the payment to the Persons entitled thereto of all installments
    -----
of interest then due and payable in the order in which such installments became due and payable, and, if the amount available shall not be sufficient to pay in full any particular installment, then to the payment of such installment, ratably, according to the amounts due on such installment, to the Persons entitled thereto, without any discrimination or preference except as to any difference in the respective rates of interest specified in the Bonds;

    second:  to the payment to the Persons entitled thereto of the unpaid
    ------
principal of, premium, if any, on any Bonds which shall have become due and payable (other than Bonds deemed to have been paid in accordance with Article XIII hereof) in the order of their due dates, with interest on the principal amount of such Bonds at the respective rates specified therein from the respective dates upon which such Bonds became due and payable, and, if the amount available shall not be sufficient to pay in full the principal of the Bonds and premium, if any, due and payable on any particular date, together with such interest, then to the payment first of such interest, ratably, according to the amount of such interest due on such date, and then to the payment of such principal and premium, if any, ratably, according to the amount of such principal and premium, if any, due on such date, to the Persons entitled thereto, without any discrimination or preference except as to any difference in the respective rates of interest specified in the Bonds; and

    third:  to the payment of the interest and the principal of the Bonds and to
    -----
the redemption of Bonds, all in accordance with the provisions of this Agreement.

    Notwithstanding the foregoing, in all instances hereunder no redemption premium shall be paid until all principal and interest due on the Bonds shall first have been paid in full.

    (b) If the principal of all the Bonds shall have become due and payable or shall have been declared due and payable, all such moneys shall be applied to the payment of the principal and interest and premium, if any, then due upon the Bonds, without preference or priority of principal over interest or premium, or of interest over principal or premium, or premium over principal or interest or of any Bond over any other Bond, ratably, according to the amounts due respectively for principal, interest and premium, if any, to the Persons entitled thereto without any discrimination or privilege except as to any difference in the respective rates of interest specified in the Bonds.

   Whenever moneys are to be applied by the Trustee pursuant to the provisions of this Section, such moneys shall be applied by the Trustee at such times, and from time to time, as the Trustee in its sole discretion shall determine, having due regard to the amount of such moneys available or becoming available for such application or the likelihood of additional moneys in the future; the setting aside of such moneys, in trust for the proper purpose shall constitute proper application by the Trustee;

and the Trustee shall incur no liability whatsoever to the Authority, to any Bondholder or to any other Person for any delay in applying any such moneys so long as the Trustee acts with reasonable diligence, having due regard to the circumstances, and ultimately applies the same in accordance with such provisions of this Agreement as may be applicable at the time of application by the Trustee. Whenever the Trustee shall exercise such discretion in applying such moneys, it shall fix the date (which shall be an Interest Payment Date unless the Trustee shall deem another date more suitable) upon which such application is to be made and upon such date interest on the amounts of principal to be paid on such date shall cease to accrue. The Trustee shall give such notice as it may deem appropriate of the fixing of any such date, and shall not be required to make payment to the holder of any Bond until such Bond shall be surrendered to the Trustee for appropriate endorsement, or for cancellation if fully paid.

   Section 807.   Effect of Discontinuance of Proceedings.  In case any
                  ---------------------------------------
proceeding taken by the Authority or the Trustee on account of any default shall have been discontinued or abandoned for any reason, then, and in every such case, the Authority, the Trustee, the Borrower and the Bondholders shall be restored to their former positions and rights hereunder, respectively, and all rights, remedies, powers and duties of the Trustee, the Authority and the Borrower shall continue as though no proceeding had been taken.

   Section 808.  Holders of Majority in Principal Amount of Bonds May Control
                 ------------------------------------------------------------
Proceedings.  Anything in this Agreement to the contrary notwithstanding
- -----------

(but subject, however, to Sections 803 and 804 hereof), the holders of a majority in principal amount of the Bonds then Outstanding shall have the right, subject to the provisions of Sections 902 and 906 hereof, by an instrument or concurrent instruments in writing executed and delivered to the Trustee, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee hereunder or exercising any trust or power conferred upon the Trustee, provided that (i) such direction shall not be otherwise than in accordance with law and the provisions of this Agreement, and (ii) subject to the provisions of Section 902 hereof, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

   Section 809.  Restrictions Upon Actions by Individual Bondholder.  Except
                 --------------------------------------------------
with respect to a claim for indemnity upon an Event of Taxability pursuant to
Section 5.11 of the Loan Agreement, no holder of any of the Bonds shall have any right to institute any suit, action or proceeding in equity or at law on any Bond or for the execution of any trust hereunder or for any other remedy hereunder unless such holder previously shall have given to the Trustee written notice of the Event of Default on account of which such suit, action or proceeding is to be instituted, and unless also the holders of not less than twenty-five percent (25%) in aggregate principal amount of the Bonds then Outstanding shall have made written request of the Trustee after the right to exercise such powers or right of action, as the case may be, shall have accrued, and shall have afforded the Trustee a reasonable opportunity either to proceed to exercise the powers hereinabove granted or to institute such action, suit or proceeding in its or their name, and unless, also, there shall have been offered to the Trustee reasonable security and indemnity against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee shall have refused or neglected to comply with such request within a reasonable time; and such notification, request and offer of indemnity are hereby declared in every such case, at the option of the Trustee, to be conditions precedent to the execution of the powers and trusts of this Agreement or to any other remedy hereunder. It is understood and intended that, except as otherwise above provided, no one or more holders of the Bonds hereby secured shall have any right in any manner whatever by his or their action to affect, disturb or prejudice the security of this Agreement, or to enforce any right hereunder except in the manner herein provided, that all suits, actions and proceedings at law or in equity shall be instituted, had and maintained in the manner herein provided and for the benefit of all holders of such Outstanding Bonds, and that any individual right of action or other right given to one or more of such holders by law is restricted by this Agreement to the rights and remedies herein provided.

   Section 810.  Receiver.  Upon the occurrence of an Event of Default and upon
                 --------
the filing of a suit or other commencement of judicial proceedings to enforce the rights of the Trustee and of the Bondholders under this Agreement, the Trustee shall be entitled, as a matter of right, to the appointment of a receiver or receivers of the payments under the Loan Agreement pending such proceedings, with such powers as the court making such appointment shall confer, whether or not any such amounts payable shall be deemed sufficient ultimately to satisfy the Bonds Outstanding.

   Section 811.  Actions by Trustee. All rights of action and claims under this
                 ------------------
Agreement or under any of the Bonds secured hereby, enforceable by the Trustee may be prosecuted and enforced by it without the possession of any of the Bonds or the production thereof in the trial or other proceeding relative thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all of the holders of such Bonds, subject to the provisions of this Agreement.

   Section 812.  No Remedy Exclusive.  No remedy herein conferred upon or
                 -------------------
reserved to the Trustee, or to the holders of the Bonds is intended to be exclusive of any other remedy or remedies herein provided, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or by law.

   Section 813.  No Delay or Omission Construed to be a Waiver.  No delay or
                 ---------------------------------------------
omission of the Trustee, or of any holder of the Bonds to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver of any such default or any acquiescence therein; and every power and remedy given by this Agreement to the Trustee, and to the holders of the Bonds, respectively, may be exercised from time to time and as often as may be deemed expedient.

   Section 814.  Waiver of Past Defaults.  The holders of a majority in
                 -----------------------
aggregate principal amount of the Bonds then Outstanding may on behalf of the holders of all the Bonds then Outstanding waive any past default under Section 802 hereof and its consequences, except a default in respect of a covenant or provision of the Loan Agreement which under Section 1102 hereof cannot be modified or amended without the consent of the holder of each Outstanding Bond affected.

   Upon such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

   Section 815.  Notice of Default.  If an Event of Default occurs and is
                 -----------------
continuing and if it is known to the Trustee, the Trustee shall mail to each Bondholder notice of such Event of Default within thirty (30) days after such Event of Default shall have become known to the Trustee and the expiration of any applicable grace or cure periods. Except in the case of default in the payment of the principal of or any interest on the Bonds, the Trustee shall be protected in withholding such notice if and so long as the board of directors or a designated committee of the Trustee in good faith determines that the withholding of such notice is in the interests of the Bondholders. Subject to the provisions of Section 905(c), the Trustee shall not, however, be subject to any liability to any Bondholder by reason of its failure to mail any such notice.
                                  ARTICLE XI

                            Concerning the Trustee

   Section 901.  Acceptance of Trusts.  The Trustee accepts and agrees to
                 --------------------
execute the trusts imposed upon it by this Agreement, but only upon the terms and conditions set forth in this Article and subject to the provisions of this Agreement, to all of which the parties hereto and the respective holders of the Bonds agree. The Trustee also accepts, and agrees to do and perform, the duties and obligations imposed upon it by and under the Loan Agreement, but only upon the terms and conditions set forth in the Loan Agreement and this Agreement.

   Section 902.  Trustee Entitled to Indemnity. Except for its obligation to
                 -----------------------------
accelerate the Bonds, draw on the Cash Collateral and/or realize on the Credit Enhancement, the Trustee shall be under no obligation to institute any suit, or to take any remedial proceeding under this Agreement or under the Loan Agreement, or to enter any appearance in or in any way defend against any suit, in which it may be made a defendant, or to take any steps in the execution of the trusts hereby created or in the enforcement of any rights and powers hereunder or under the Loan Agreement until it shall be indemnified to its satisfaction against any and all costs and expenses, outlays and counsel fees and other reasonable disbursements, and against all liability other than liability occasioned by its own bad faith, misconduct or negligence; the Trustee may, nevertheless, begin suit, or appear in and defend suit, or do anything else in its judgment proper to be done by it as such Trustee, without prior indemnity, and in such case the Authority or the Borrower shall reimburse and indemnify the Trustee from funds available therefor under the Loan Agreement for all liabilities, costs and expenses, outlays and counsel fees and other reasonable disbursements properly incurred in connection therewith. The Trustee shall be paid interest on any funds advanced hereunder, at rates customarily charged by the Trustee, which rates shall in no event be more than the prime rate charged by the Trustee to its best commercial customers and furthermore, not in excess of the maximum legal interest rate. If the Authority or the Borrower shall fail to make such reimbursement or indemnification, the Trustee may reimburse or indemnify itself from any moneys in its possession under the provisions of this Agreement and shall be entitled to a preference over any of the Bonds Outstanding.

   Section 903.  Trustee Not Responsible for Insurance, Taxes or Execution of
                 ------------------------------------------------------------
this Agreement.  The Trustee shall not be under any obligation to effect or
- --------------
maintain insurance or to renew any policies of insurance or to inquire as to the sufficiency of any policies of insurance carried by the Borrower, or to report, or make or file claims or proof of loss for, any loss or damage insured against or which may occur, or to keep itself informed or advised as to the payment of any taxes or assessments, or to require any such payment to be made except that the Trustee shall review the information, reports and certifications regarding insurance to be delivered by the Borrower pursuant to the Pledge Agreement to determine whether they comply, on their face, with the provisions of such paragraph. The Trustee shall have no responsibility in respect of the validity, sufficiency, due execution or acknowledgment of this Agreement by the Authority or the Borrower or the validity or sufficiency of the security provided hereunder or, except as to the authentication thereof, in respect of the validity of the Bonds or the due execution or issuance thereof. The Trustee shall not be under any obligation to see that any duties herein imposed upon any party other than itself, or any covenants herein contained on the part of any party other than itself to be performed, shall be done or performed, and the Trustee shall be under no obligation for failure to see that any such duties or covenants are so done or performed, except for the failure of the Borrower to provide the reports and certificates required to be delivered pursuant to this Agreement and the Loan Agreement at specific times.

   Section 904.  Trustee Not Responsible for Act of the Authority or Application
                 ---------------------------------------------------------------
of Moneys Applied in Accordance with this Agreement.  The Trustee shall not be
- ---------------------------------------------------
liable or responsible because of the failure of the Authority or the Borrower or any of their employees or agents to make any collections or deposits or to perform any act herein required of the Authority or the Borrower or because of the loss of any moneys arising through the insolvency or the act or default or omission of any other Depository in which such moneys shall have been deposited under the provisions of this Agreement. The Trustee shall not be responsible for the application of any of the proceeds of the Bonds or any other moneys deposited with it and paid out, withdrawn or transferred hereunder if such applications, payment withdrawal or transfer shall be made in accordance with the provisions of this Agreement. The immunities and exemptions from liability of the Trustee hereunder shall extend to its directors, officers, employees and agents.

   Section 905.  Certain Duties and Responsibilities of the Trustee.  (a)
                 --------------------------------------------------
Except during the continuance of an Event of Default specified in Section 802 of this Agreement,

     (i)  The Trustee undertakes to perform such
duties and only such duties as are specifically set forth in this Agreement or the Loan Agreement, and no implied covenants or obligations shall be read into this Agreement or the Loan Agreement against the Trustee; and

    (ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement or the Loan Agreement; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement or the Loan Agreement.

    (b) In case an Event of Default specified in Section 802 of this Agreement has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

    (c) None of the provisions of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

     (i) this subsection shall not be construed to limit the effect of subsection (a) of this Section;-

     (ii) the Trustee shall not be liable for any error of judgment made in good faith by an officer or officers of the corporate trust department of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

     (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Bonds then Outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the provisions of this Agreement; and

     (iv) no provision of this Agreement or the Loan Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

    (d) Whether or not therein expressly so provided, every provision of this Agreement or the Loan Agreement or the Related Documents relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

    (e)  Except as otherwise above provided in this Section:

     (i) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, or other paper or document believed by it to be genuine and to be signed or presented by the proper party or parties;

     (ii) whenever in the administration of this Agreement, prior to the occurrence of an Event of Default specified in Section 802 hereof, the Trustee shall deem it desirable that a matter be proved or established prior to taking or suffering any action hereunder, such matters (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate of an Authorized Borrower Representative and such certificate, in the absence of bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken or suffered by it under the provisions of this Agreement upon the faith thereof;

     (iii) the Trustee may consult with counsel, and the advice of such counsel or any written opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

     (iv) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, or other paper or document but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Borrower, personally or by agent or attorney; provided, however, that the aforesaid right of examination shall be exercised only upon such reasonable and necessary terms and conditions as the Borrower shall prescribe, which conditions shall be deemed to include, but not be limited to, reasonable notice and those conditions necessary to protect the Borrower's trade secrets and proprietary rights; and

     (v) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any attorney appointed with due care by it hereunder or under the Loan Agreement.

   Section 906.  Compensation.  The Authority shall cause the Borrower to pay to
                 ------------
the Trustee its reasonable fees and expenses in accordance with Section 4.05(a) of the Loan Agreement. If the Borrower shall fail to make any payment required by this Section 906, the Trustee may, but shall be under no obligation to, make such payment from any moneys in its possession under the provisions of this Agreement and shall be entitled to a preference therefor over any of the Bonds Outstanding.

   Section 907.  Semi-Annual Statement of Funds on Deposit.  It shall be the
                 -----------------------------------------
duty of the Trustee, on or before the first day of the month following the first Principal Payment Date, and semi-annually thereafter, to file with the Authority, the Borrower and the Rating Agency a statement setting forth in respect of the preceding six (6) calendar months or portion thereof as applicable:

    (a) the amount withdrawn or transferred by it and the amount deposited with it on account of each fund held by it under the provisions of this Agreement;

    (b) a brief description of all the obligations held by it as an investment of moneys in each such fund;

    (c) the amounts applied to the payment, purchase or redemption of Bonds and a description of the Bonds so paid, purchased, or redeemed;

    (d)  the amount applied to the payment of interest on the Bonds; and

    (e) any other information which the Authority, the Borrower or the Rating Agency may reasonably request.

    All records and files pertaining to the Project and the trusts hereunder in the custody of the Trustee shall be open at all reasonable times to the inspection of the Authority and the Borrower and their agents and representatives.

   Section 908.  Notice of Default.  Except in the case of a default under
                 -----------------
paragraph (a) of Section 802 or as otherwise provided in Section 903 of this Agreement, the Trustee shall not be obliged to take action in respect of any Event of Default hereunder or under the Loan Agreement, unless specifically notified in writing of the action the Trustee is to take in respect of such Event of Default by the holders of not less than twenty-five per centum (25%) in aggregate principal amount of the Bonds hereby secured and then Outstanding. Notwithstanding the foregoing, the Trustee shall, in the case of an Event of Default under this Agreement and the expiration of any applicable grace or cure period, provide notice to the Bondholders as required by Section 815 hereof.

   Section 909.  Trustee May be Bondholder. The bank, national banking
                 -------------------------
association, or trust company
acting as Trustee under this Agreement, and its directors, officers, employees or agents, may in good faith buy, sell, own, hold and deal in any of the Bonds, and may join in the capacity of a Bondholder in any action which any Bondholder may be entitled to take with like effect as if it were not the Trustee under this Agreement, may engage, as principal or agent, or be interested in any financial or other transaction with the Authority or the Borrower, may maintain any and all other general banking and business relations with the Authority or the Borrower with like effect and in the same manner as if the Trustee were not a party to this Agreement, and may act as Depository, trustee or agent for any committee or body of holders of the Bonds issued under and secured by this Agreement or other obligations of the Authority with like effect and in the same manner as if the Trustee were not a party to this Agreement; and no implied covenant shall be read into this Agreement against the Trustee in respect of such matters.

   Section 910.  Trustee Not Responsible for Recitals. The recitals, statements
                 ------------------------------------
and representations contained herein and in the Bonds (excluding the Trustee's certificates of authentication on the Bonds) shall be taken and construed as made by and on the part of the Authority and not by the Trustee, and the Trustee shall not be under any responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Agreement, the Loan Agreement or of the Bonds. The Trustee shall not be accountable for the use or application, other than as herein provided, of any of the proceeds of the Bonds.

   Section 911.  Trustee Not Responsible for Recording.  Subject to the duties
                 -------------------------------------
of which may arise under Section 905(b) of this Agreement, the Trustee shall not be under any obligation to see to the recording or filing of this Agreement, the Loan Agreement, the Related Documents or any other instrument or otherwise to see to the giving to any Person of notice of the provisions hereof or thereof.

   Section 912.  Trustee May Rely on Certificates. Subject to the provisions of
                 --------------------------------
Section 905(b) hereof, the Trustee shall be protected and shall incur no liability in acting or proceeding, or in not acting or not proceeding, in good faith, reasonably and in accordance with the terms of this Agreement, upon any resolution, order, notice, request, consent, waiver, certificate, statement, affidavit, requisition, bond or other paper or document which it shall in good faith reasonably believe to be genuine and to have been adopted or signed by the proper board or person or to have been prepared and furnished pursuant to any of the provisions of this Agreement, the Loan Agreement or any Related Document, or upon the written opinion of any attorney, engineer, accountant or other expert believed by it to be qualified in relation to the subject matter, and the Trustee shall not be under any duty to make any investigation or inquiry as to any statements contained or matters referred to in any such instrument.

   Section 913.  Qualification of the Trustee.  There shall at all times be a
                 ----------------------------
Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America, the Commonwealth or any state, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least Fifty Million Dollars ($50,000,000), subject to supervision or examination by federal, Commonwealth or state authority, having its principal trust office in the Commonwealth or in one of the states of the United States of America and having a rating by the Rating Agency of no less than "BBB" (or such lower rating which is acceptable to the Rating Agency in its sole discretion, which acceptability shall be so confirmed in writing by the Rating Agency to the Trustee). If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus and the reported deposits of such corporation shall be deemed to be its combined capital and surplus and reported deposits, respectively, as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in Section 914 hereof.

   Section 914.  Resignation and Removal of Trustee.
                 ----------------------------------
    (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 915 hereof.

    (b) The Trustee may resign at any time by giving written notice thereof to the Authority, the Borrower and the Rating Agency. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within thirty (30) days after the giving of such notice of resignation, the retiring Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.


    (c) The Trustee may be removed at any time by demand of the holders of a majority in principal amount of the Bonds then Outstanding, signed in person by such holders or by their attorneys, legal representatives or agents and delivered to the Trustee, the Authority and the Borrower (such demand to be effective only when received by the Trustee, the Authority and the Borrower). For the purpose of determining whether the Bondholders of the required principal amount of Bonds have concurred in any such direction, Bonds owned by the Borrower, or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Borrower, shall be disregarded, except that only Bonds which the Trustee knows are so owned shall be so disregarded.

    (d)  If at any time:

     (1) the Trustee shall cease to be eligible under Section 913 hereof and shall fail to resign after written request therefor by the Borrower or by any Bondholder who shall have been a bona fide Bondholder for at least six (6) months; or

     (2) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Authority or the Borrower may remove the

Trustee, or (ii) subject to Section 804 hereof, any Bondholder who has been a bona fide Bondholder for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

    (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Authority, with the approval of the Borrower, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by an instrument or concurrent instruments in writing executed by the holders of a majority in principal amount of the Bonds then Outstanding delivered to the Authority, the Borrower and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Borrower and approved by the Authority. If no successor Trustee shall have been so appointed by the Borrower and approved by the Authority, or appointed by the Bondholders, and accepted appointment in the manner hereinafter provided, any Bondholder who has been a bona fide holder of a Bond for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

    (f) The Authority shall give written notice by first-class mail, postage prepaid, of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Bondholders and the Rating Agency. Each notice shall include the name and address of the corporate trust office of the successor Trustee.

   Section 915.  Successor Trustee.  Every successor Trustee appointed hereunder
                 -----------------
shall execute, acknowledge and deliver to its predecessor, and also to the Authority and the Borrower an instrument in writing accepting such appointment hereunder, and thereupon such successor Trustee without any further act, shall become fully vested with all the rights, immunities, powers and trusts, and be subject to all the duties and obligations of its predecessor; but such predecessor shall, nevertheless, on the written request of its successor or of the Authority or the Borrower and upon payment of the expenses, charges and other disbursements of such predecessor which are payable pursuant to the provisions of Section 906 hereof, execute and deliver an instrument transferring to such successor Trustee all the rights, immunities, powers and trusts of such predecessor hereunder; and every predecessor Trustee shall deliver all property and moneys held by it hereunder to its successor, subject, nevertheless, to its preference, if any, provided for in Sections 902 and 906 hereof. Should any instrument in writing from the Authority be required by any successor Trustee for more fully and certainly vesting in such Trustee the rights, immunities, powers and trusts hereby vested or intended to be vested in the predecessor Trustee, any such instrument in writing shall and will, on request, be executed, acknowledged and delivered by the Authority.

   Notwithstanding any of the foregoing provisions of this Article, any bank, national association, or trust company having power to perform the duties and execute the trusts of this Agreement and otherwise qualified to act as Trustee hereunder with or into which the bank, national association, or trust company acting as Trustee, may be converted, merged or consolidated, or to which the corporate trust business assets as a whole or substantially as a whole of such bank, national association, or trust company may be sold, shall be deemed the successor of the Trustee.

   Section 916.  Money Held in Trust.  Money held by the Trustee in trust under
                 -------------------
this Agreement shall not be commingled with the funds of any other Person and shall be maintained in a segregated account. Subject to the provisions of
Section 602 hereof, the Trustee shall be under no liability for interest on any money received by it under this Agreement, except as otherwise agreed by the Authority and the Borrower.

   Section 917.  Notices to Rating Agency.  So long as any Bond shall be rated,
                 ------------------------
the Trustee shall furnish to the Rating Agency then rating the Bonds (i) immediate notice of any Event of Default hereunder or under the Loan Agreement,
(ii) copies of all financial statements, reports and certificates delivered by the Borrower or the Authority hereunder, (iii) copies of executed Leases and certified rent rolls with respect to the Shopping Center received by the Borrower, (iv) notice of any change, resignation or removal of the Trustee or a successor trustee, (v) notice of any amendment or supplement to the Loan Agreement, a Related Document or a Credit Enhancement, and (vi) any notice received by the Trustee from the Authority or the Borrower hereunder.

   Section 918.  Amendment of Credit Enhancement.  Except as provided in Section
                 -------------------------------
4.09 of the Loan Agreement, the Trustee shall not consent to any amendment or modification of any provision of the Credit Enhancement which would reduce the amount of any payment required to be made thereunder to the Trustee, or would postpone the time of any such payment, or would alter the conditions under which any such payment is made, or any other amendment or modification which would adversely affect the security of the holders of the Bonds.

   In the event of a default by the Guarantor or the Letter of Credit Bank, as applicable, under the Credit Enhancement, the Trustee is hereby authorized and required to enforce all of its rights in and under such Credit Enhancement, by such actions, at law or in equity, as it deems necessary in order to protect the interest of the holders of the Bonds. No default by the Guarantor or the Letter of Credit Bank, as applicable, under the terms of its Credit Enhancement shall relieve or reduce any obligations of the Borrower under this Agreement.

   Section 919.  Trustee Authorized to Appear in Partial Releases of Mortgage,
                 -------------------------------------------------------------
Segregations, Easements and Non-Disturbance Agreements.  The Trustee is hereby
- ------------------------------------------------------
authorized to appear on behalf of the Authority and at the request of the Borrower in such public and private documents as shall be necessary or convenient, all as provided in the Loan Agreement, to comply with the obligations of the Authority under Sections 5.16 and 5.20 of the Loan Agreement and under Section 26 of the Pledge Agreement.

                                   ARTICLE X
                    Execution of Instruments by Bondholders
                        and Proof of Ownership of Bonds

   Section 1001.  Execution of Instruments by Bondholders and Proof of Ownership
                  --------------------------------------------------------------
of Bonds.
- --------

    (a) Any request, direction, consent or other instrument in writing required or permitted by this Agreement to be signed or executed by Bondholders may be in any number of concurrent instruments of similar tenor and may be signed or executed by such Bondholders or their attorneys or legal representatives. Proof of the execution of any such instrument and of the ownership of Bonds shall be sufficient for any purpose of this Agreement and shall be conclusive in favor of the Trustee with regard to any action taken by it under such instrument if made in the following manner:

     (1) The fact and date of the execution by any person of any such instrument may be proved by the verification of any officer in any jurisdiction who, by the laws thereof, has power to take affidavits within such jurisdiction, to the effect that such instrument was subscribed and sworn to before him, or by an affidavit of a witness to such execution. Where such execution is by a Person other than an individual, such verification or affidavit shall also constitute sufficient proof of the authority of the signer.

     (2) The ownership of Bonds shall be proved by the registration books kept under the provisions of Section 206 hereof.

   Nothing contained in this Section shall be construed as limiting the Trustee to such proof, it being intended that the Trustee may accept any other evidence of the matters herein stated which may be sufficient in the reasonable judgment of Trustee.

Any request or consent of the holder of any Bond shall bind every future holder of the same Bond or any Bond issued in place thereof in respect of anything done by the Trustee in furtherance of such request or consent.

   (b) If the Authority shall solicit from the holders any request, direction, consent or other instrument in writing required or permitted by this Agreement to be signed or executed by Bondholders, the Authority may, at its option, fix in advance a record date for the determination of holders entitled to give such request, direction, consent or other instrument, but the Authority shall have no obligation to do so. If such a record date is fixed, such request, direction, consent or other instrument may be given before or after such record date, but only the holders of record at the close of business on such record date shall be deemed to be holders for the purpose of determining whether holders of the requisite proportion of Bonds have authorized or agreed or consented to such request, direction, consent or other instrument, and for that purpose the Bonds shall be computed as of such record date; provided that no such consent by the holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Agreement not later than six (6) months after the record date.

                                  ARTICLE  XI
                 Supplements and Amendments to this Agreement

   Section 1101.  Supplements and Amendments not Requiring Bondholder Consent.
                  -----------------------------------------------------------
The Authority and the Trustee may, without the consent or approval of, or notice to, any of the Bondholders, at any time and from time to time, enter into such supplements and amendments to this Agreement, in form satisfactory to the Trustee, as shall not in the opinion of the Trustee be detrimental to the interests of the Bondholders (which supplements and amendments shall thereafter form a part hereof):

    (a) to cure any ambiguity or to make any other provisions with respect to matters or questions arising under this Agreement; or

    (b) to grant or confer upon the Trustee for the benefit of the Bondholders any additional rights, remedies, powers, authority or security that may lawfully be granted to or conferred upon the Bondholders or the Trustee; or

    (c) to correct any description of, or to reflect changes in, any properties comprising the Shopping Center; or

    (d) to add to the covenants of the Authority for the benefit of the Bondholders or to surrender any right or power herein conferred upon the Authority; or

    (e) to modify, amend or supplement this Agreement or any supplement or amendment thereto in such manner as to permit the qualification hereof and thereof under the Trust Indenture Act of 1939 or any similar federal statute hereafter in effect or to permit the qualification of the Bonds for sale under the securities laws of any of the states of the United States or the Commonwealth and, if they so determine, to add to this Agreement or any supplement or amendment thereto such other terms, conditions and provisions as may be required by said Trust Indenture Act of 1939 or similar federal statute; or

    (f) to facilitate or permit a payment to be made under the Credit Enhancement or a draw on the

Cash Collateral in the manner contemplated therein or herein; or

    (g) to make any other changes which, in the reasonable judgment of the Trustee, will not restrict, limit or reduce the obligation to pay the principal of or premium, if any, or interest on the Bonds or otherwise impair the security of the Bondholders under this Agreement; or

    (h) to add to the covenants of Borrower or surrender any right conferred upon the Borrower.

   Section 1102.  Supplements and Amendments Requiring Consent of Holders of a
                  ------------------------------------------------------------
Majority in Principal Amount of Bonds.  With the consent of the holders of not
- -------------------------------------
less than a majority in aggregate principal amount of the Bonds at the time Outstanding, the Authority and the Trustee, with the consent of the Borrower, may, from time to time and at any time, enter into supplements and amendments to this Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or any supplement or amendment to this Agreement or of modifying in any manner the rights of the holders of the Bonds; provided, however that nothing herein contained shall permit, or be construed as permitting, without the consent of each Bondholder affected, (a) an extension of the time for the payment of the principal of, premium, if any, or the interest on any Bond, or (b) a reduction in the principal amount of any Bond or the redemption premium, if any, or the rate of interest thereon, or (c) the creation of any lien or security interest with respect to the Loan Agreement, or the payments thereunder, other than the lien created by this Agreement, the Collateral Assignment, the Mortgage, the Mortgage Note and the Pledge Agreement or (d) a preference or priority of any Bond or Bonds over any other Bond or Bonds, or (e) any modification relating in any way to the Credit Enhancement or the Cash Collateral, other than modifications that do not affect the substantive rights of the Trustee to realize on the Credit Enhancement or draw on the Cash Collateral; or (f) a reduction in the aggregate principal of the Bonds required for consent to such supplement or amendment or any waiver hereunder. Nothing herein contained, however, shall be construed as making necessary the approval by Bondholders of the execution of any supplemental agreement as authorized in Section 1101 hereof.

   The Trustee is not obligated to execute any proposed supplement or amendment if its rights, obligations and interests would be affected thereby. Nothing herein will affect any preexisting rights to create liens set forth in this Agreement. Any amendment or supplement to this Agreement will not become effective without the consent of the Borrower.

   It shall not be necessary for the consent of the Bondholders under this Section to approve the particular form of any proposed supplement or amendment, but it shall be sufficient if such consent shall approve the substance thereof.-

   If at any time the Authority shall request the Trustee to enter into any supplement or amendment to this Agreement for any of the purposes of this Section, the Trustee shall, at the expense of the Authority, cause notice of the proposed execution of such supplement or amendment to be mailed, postage prepaid, to all Bondholders. Such notice shall briefly set forth the nature of the proposed supplement or amendment and shall state that copies thereof are on file at the corporate trust office of the Trustee for inspection by all Bondholders. The Trustee shall not, however, be subject to any liability to any Bondholder by reason of its failure to mail the notice required by this Section, and any such failure or any defect in such notice shall not affect the validity of such supplement or amendment when consented to as provided in this Section.

   Whenever, at any time within one year after the date of the mailing of such notice, the Authority shall deliver to the Trustee and the Borrower, an instrument or instruments in writing purporting to be executed by the holders of not less than a majority in aggregate principal amount of the Bonds then Outstanding, which instrument or instruments shall refer to the proposed supplement or amendment described in such notice and shall specifically consent to and approve the execution thereof in substantially the form of the copy thereof referred to in such notice, thereupon, but not otherwise, the Trustee may execute such supplement or amendment in substantially such form, without liability or responsibility to any holder of any Bond, whether or not such holder shall have consented thereto.

   If the holders of not less than a majority in aggregate principal amount of the Bonds Outstanding at the time of the execution of such supplement or amendment or any record date established in connection therewith pursuant to
Section 1001(b) hereof shall have consented to and approved the execution thereof as herein provided, no holder of any Bond shall have any right to object to the execution of such supplement or amendment, or to object to any of the terms and provisions contained therein or the operation thereof or in any manner to question the propriety of the execution thereof, or to enjoin or restrain the Trustee or the Authority from executing the same or from taking any action pursuant to the provisions thereof.

   Section 1103.  Supplements and Amendments Deemed Part of Agreement.  The
                  ---------------------------------------------------
Trustee is authorized to join with the Authority in the execution of any supplement or amendment herein provided. Any supplement or amendment to this Agreement executed in accordance with the provisions of this Article shall thereafter form a part of this Agreement, and all of the terms and conditions contained in any such supplement or amendment as to any provision authorized to be contained therein shall be and shall be deemed to be part of the terms and conditions of this Agreement for any and all purposes. Upon the execution of any supplement or amendment to this Agreement pursuant to the provisions of this Article, this Agreement shall be and be deemed to be modified and amended in accordance therewith, and the respective rights, duties and obligations under this Agreement of the Authority, the Trustee and all holders of bonds then Outstanding shall thereafter be determined, exercised and enforced hereunder, subject in all respects to such modifications and amendments. In case of the execution and delivery of any supplement or amendment, express reference may be made thereto in the text of any Bonds issued thereafter, if deemed necessary or desirable by the Trustee.

   Section 1104.  Discretion of Trustee in Entering into Supplements and
                  ------------------------------------------------------
Amendments.  In each and every case provided for in this Article, the Trustee
- ----------
shall not be obligated to execute any proposed supplement or amendment, if the rights, obligations and interests of the Trustee would be thereby affected, and the Trustee shall not be under any responsibility or liability to the Authority, the Borrower or to any Bondholder or to anyone whomsoever for its refusal in good faith to enter into any such supplement or amendment if such supplement or amendment is deemed by it to be contrary to the provisions of this Article.

   The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an opinion of any counsel, as conclusive evidence that any such proposed supplement or amendment does or does not comply with the provisions of this Agreement, and that it is or is not proper for it, under the provisions of this Article, to join in the execution of such supplement or amendment.

   Section 1105.  Consent of Borrower, Guarantor, Letter of Credit Bank and
                  ---------------------------------------------------------
Depositor of Cash Collateral Required.  Except in the case of any amendment or
- -------------------------------------
supplement permitted by Section 1101(a) anything herein to the contrary notwithstanding, any such supplement or amended trust agreement shall not become effective unless and until the Borrower shall have consented thereto in writing. Anything herein to the contrary notwithstanding, any such supplement or amendment pertaining to (i) the investment of the Cash Collateral, (ii) the conditions under which the Cash Collateral may be applied to the Payment of the Bonds, and (iii) the rights of the Depositor of Cash Collateral, the Guarantor or the Letter of Credit Bank to the Related Documents and to funds and accounts held by the Trustee hereunder, shall not become effective (if there shall at the time be Cash Collateral held by the Trustee hereunder) unless and until the Depositor of Cash Collateral shall have consented thereto in writing, and in the case of clause (iii) above only (if the Trustee at the time holds a Guaranty Agreement or Letter of Credit hereunder) when the Guarantor or Letter of Credit Bank, as applicable, shall have consented thereto in writing.

                                  ARTICLE XII

   Supplements and Amendments to Loan Agreement and Related Documents

   Section 1201.  Supplements and Amendments Not Requiring Consent.  The
                  ------------------------------------------------
Authority, the Borrower or the Depositor of Cash Collateral or issuer of a Credit Enhancement, as the case may be, may enter into, and the Trustee may consent to, from time to time and at any time, such amendments and supplements to the Loan Agreement, the Credit Enhancement and the Related Documents in form satisfactory to the Trustee, as shall not be inconsistent with the terms and provisions thereof and, in the opinion of the Trustee shall not be detrimental to the interests of the Bondholders (which supplements and amendments shall thereafter form a part thereof),

    (a) to make changes in the Plans and Specifications permitted by the Loan Agreement; or

    (b) to cure any ambiguity or formal defect or omission therein or, any supplement thereto; or

    (c)  to identify more precisely the Project; or

    (d) to grant to or confer upon the Authority or the Trustee for the benefit of the Bondholders any additional rights, remedies, powers, benefits, authority or security that may lawfully be granted to or conferred upon the Authority or Bondholders or the Trustee; or

    (e) to make any other change, which, in the reasonable judgment of the Trustee, will not restrict, limit, or reduce the obligation to pay the principal of, premium, if any, or interest on the Bonds or of the Borrower to make the payments under the Loan Agreement or otherwise impair the rights of the Bondholders under this Agreement, the Credit Enhancement, if any, or the Related Documents; or

    (f) to add to the covenants of the Borrower for the benefit of the Bondholders or to surrender any right or power therein conferred upon the Borrower.

   Section 1202.  Supplements and Amendments Requiring Consent of Holders of a
                  ------------------------------------------------------------
Majority in Principal Amount of Bonds.  Except for supplements or amendments
- -------------------------------------
provided for in Section 1201, the Authority shall not enter into and the Trustee shall not consent to any supplement or amendment to the Loan Agreement, the Credit Enhancement, if any, or the Related Documents unless notice of the proposed execution of such supplement or amendment shall have been given and the holders of not less than a majority in aggregate principal amount of the Bonds then Outstanding shall have consented to and approved the execution thereof, all as provided for in Section 1102 hereof in the case of supplements and amendments to this Agreement and with the same effect as provided in Section 1103; provided that the Trustee shall be entitled to exercise its discretion in consenting or not consenting to any such supplement or amendment in the same manner as provided for in Section 1104 hereof in the case of supplements and amendments to this Agreement.

   Section 1203.  Consent of Borrower, Guarantor, Letter of Credit Bank and
                  ---------------------------------------------------------
Depositor of Cash Collateral Required.  Except in the case of any
- -------------------------------------
amendment or supplement permitted by Section 1201(b), anything herein to the contrary notwithstanding, any such supplement or amendment to the Loan Agreement and Related Documents shall not become effective unless and until the Borrower shall have consented thereto in writing. Anything herein to the contrary notwithstanding, any such supplement or amendment pertaining to (i) the investment of the Cash Collateral, (ii) the conditions under which the Cash Collateral may be applied to the Payment of the Bonds, and (iii) the rights of the Depositor of Cash Collateral, the Guarantor or the Letter of Credit Bank to the Related Documents and to funds and accounts held by the Trustee hereunder, shall not become effective (if there shall at the time be Cash Collateral held by the Trustee hereunder) unless and until the Depositor of Cash Collateral shall have consented thereto in writing, and in the case of clause (iii) above only (if the Trustee at the time holds a Guaranty Agreement or Letter of Credit hereunder) when the Guarantor or Letter of Credit Bank, as applicable, shall have consented thereto in writing.

                                 ARTICLE XIII

                                  Defeasances

   Section 1301.  Defeasance.  If there is paid or caused to be paid from the
                  ----------
Bond Fund in accordance with the provisions of Sections 503 and 504 to the holders of all of the Bonds secured hereby the principal of, interest and premium, if any, which is and shall thereafter become due and payable thereon, together with all other sums payable hereunder by the Authority, then and in that case the rights, title and interest of the Trustee hereunder shall cease, terminate and become void, and such Bonds shall cease to be entitled to any lien, benefit or security under this Agreement. In such event, subject to the rights of the Depositor of Cash Collateral or issuer of a Credit Enhancement under the Pledge Agreement, and
Section 1302 of this Agreement, the Trustee shall transfer and assign to the Borrower all property then held by the Trustee, shall execute such documents as may be reasonably required by the Authority or the Borrower to evidence such transfer and assignment and shall turn over to the Borrower any surplus in the Bond Fund and any balance remaining in the Project Fund and Reserve Fund.

   If the Authority shall pay or cause to be paid to the holders of less than all of the Outstanding Bonds the principal of, premium, if any, and interest which is and shall thereafter become due and payable upon such Bonds, such Bonds, or portions thereof, shall cease to be entitled to any lien, benefit or security under this Agreement.

   Any Outstanding Bond shall be deemed to have been paid within the meaning and with the effect expressed in this Section 1301 when the whole amount of the principal of, premium, if any, and interest on such Bond shall have been paid or when (a) in case said Bonds have been selected for redemption in accordance with
Section 301 hereof prior to their maturity, the Borrower shall have given to the Trustee irrevocable instructions to give in accordance with the provisions of
Section 302 hereof notice of redemption of such Bonds, (b) there shall have been deposited with the Trustee and specifically designated for the purpose of defeasance, moneys in an amount which shall be sufficient, or Government Obligations, which shall not contain provisions permitting the redemption thereof other than at the option of the holder, the principal of and the interest on which when due, and without any reinvestment thereof, will provide moneys which, together with the moneys, if any, deposited with or held by the Trustee available therefor, shall be sufficient to pay when due the principal of premium, if any, and interest due and to become due on said Bonds or portions thereof on or prior to the redemption date or maturity date thereof, as the case may be, and (c) in the event said Bonds do not mature and are not to be redeemed within the next succeeding sixty (60) days, the Borrower shall have given the Trustee irrevocable instructions to give notice, as soon as practicable in the same manner as a notice of redemption is given pursuant to Section 302 hereof, to the holders of said Bonds, stating that the deposit of moneys or Government Obligations required by clause (b) of this paragraph has been made with the Trustee and that said Bonds are deemed to have been paid in accordance with this Section and stating such maturity or redemption date upon which moneys are to be available for the payment of the principal of, premium, if any, and interest on said Bonds; (d) the Trustee shall have received an opinion of counsel, which counsel shall be experienced in bankruptcy matters, satisfactory to the Trustee and the Authority, to the effect that the payment to the holders of the Bonds of the moneys described in clause (b) of this paragraph would not constitute a transfer which may be voided under any provision of the United States Bankruptcy Code in the event of an Act of Bankruptcy; and (e) the Trustee shall have received an opinion of counsel experienced in tax matters under the Code satisfactory to the Trustee and the Authority, to the effect that the deposit described in clause (b) of this paragraph would not adversely affect the treatment of the interest received by the holders of the Bonds as income from sources within the Commonwealth.

   Neither the moneys nor the Government Obligations deposited with the Trustee pursuant to this Section nor principal or interest payments on any such obligations shall be withdrawn or used for any purpose other than, and shall be held in trust for, the payment of the principal of premium, if any, and interest on said Bonds. If payment of less than all of the Bonds is to be provided for in the manner and with the effect expressed in this Section, the Trustee shall select such Bonds, or portions thereof, in the manner specified in Section 301(g) hereof for selection for redemption of less than all of the Bonds in the principal amounts designated to the Trustee by the Borrower.

   Notwithstanding the defeasance of this Agreement pursuant to this Section 1301, the obligation of the Borrower to compensate and indemnify the Authority under Sections 4.05, 4.06 and 5.06 of the Loan Agreement and to indemnify the Authority, the Trustee, and the Bondholders under Section 5.08 of the Loan Agreement shall survive.

   Section 1302.  Rights of Depositor of Cash Collateral, Guarantor and Letter
                  ------------------------------------------------------------
of Credit Bank Upon Payment of the Bonds.  In the event that the Trustee shall
- ----------------------------------------
exercise its right to draw on the Cash Collateral or Letter of Credit or shall make a claim against the Guaranty Agreement, the Depositor of Cash Collateral, the Letter of Credit Bank or the Guarantor, as the case may be, upon Payment of the

Bonds, shall be entitled to receive from the Trustee (i) any funds or securities held by the Trustee in any fund or account existing hereunder, and (ii) an assignment of all of the Trustee's interest, if any, in the Loan Agreement, Mortgage, Mortgage Note, Pledge Agreement and Collateral Assignment, until the Depositor of Cash Collateral, Letter of Credit Bank or Guarantor shall have been reimbursed in full for all then unreimbursed sums drawn from the Collateral Fund or under the Letter of Credit or paid out by the Guarantor under the Guaranty Agreement, and thereafter the Borrower shall be entitled to receive all such funds, securities and interests. Any payments by the Trustee to the Depositor of Cash Collateral, Letter of Credit Bank or to the Guarantor pursuant to this
Section 1302 shall be made pursuant to instructions of the Depositor of Cash Collateral, Letter of Credit Bank or the Guarantor, as the case may be.

   Section 1303.  Surrender of Credit Enhancement Upon Payment of the Bonds.
                  ---------------------------------------------------------
Upon Payment of the Bonds, and in the event that there shall then be outstanding a Credit Enhancement or Cash Collateral, the Trustee shall deliver the Credit Enhancement to the Guarantor or Letter of Credit Bank, as applicable, and pay over the Cash Collateral to the Depositor thereof, as the case may be.

                                  ARTICLE XIV
                           Miscellaneous Provisions

   Section 1401.  Covenants of Authority Bind its Successors.  In the event of
                  ------------------------------------------
the dissolution of the Authority, all of the covenants, stipulations, obligations and agreements contained in this Agreement by or on behalf of or for the benefit of the Authority shall bind or inure to the benefit of the successor or successors of the Authority from time to time and any officer, board, commission, authority, agency or instrumentality to whom or to which any power or duty affecting such covenants, stipulations, obligations and agreements shall be transferred by or in accordance with law.

   Section 1402.  Notices.  Any notice, demand, direction, request or other
                  -------
instrument authorized or required by this Agreement to be given to or filed with the Authority, the Trustee, or the Borrower shall be in writing and given by (i) first class mail, registered or certified, return receipt requested, or (ii) private courier service, next day delivery, or (iii) telefax or other similar form of rapid transmission, confirmed as provided in clauses (i) and (ii) hereof, at substantially the same time as such rapid transmission, or (iv) personally delivered to the receiving party or, if not an individual, to an officer of the receiving party. All such communications shall be mailed, sent or delivered as follows: If to the Authority: Puerto Rico Industrial, Tourist, Educational, Medical and Environmental Control Facilities Financing Authority, c/o Government Development Bank for Puerto Rico, G.P.O. Box 42001, San Juan, Puerto Rico 00940, (Telecopy number: (809) 726-1440) Attention: Gregory Kaufman, Executive Director;

If to the Borrower: Palma Real Associates, S.E., 255 Ponce de Leon Avenue, Suite 1501, Royal Bank Center, Hato Rey, Puerto Rico 00917 (Telecopy number:
(809) 753-8647) Attention: Managing Partner;

With copies to: Mark Davis, Esq., 7104 Melrose Castle Lane, Boca Raton, FL 33496 (Telecopy Number: (407) 482-4922); Ms. Mari Lee Holtzman, 100 South Dixie Highway, Suite 200, West Palm Beach, FL 33431

(Telecopy Number (407) 659-3185); Samuel Susi, Esq., 1900 Glades Road, Suite 280, Boca Raton, FL 33431 (Telecopy Number: (407) 394-0888); Wal-Mart Stores, Inc., 702 SW 8th Street, Bentonville, Arkansas 72716 (Telecopy Number: (501) 273-4329) Attention: President;

If to the Trustee: Banco Popular de Puerto Rico, Banco Popular Center, 209 Munoz Rivera Avenue, San Juan, Puerto Rico 00918 (Telecopy Number: (809)754-
1267) Attention: Corporate Trust Department.

If to the Guarantor: Wal-Mart Stores, Inc., 702 SW 8th Street, Bentonville, Arkansas 72716 (Telecopy Number: (501) 273-4329) Attention: President.

With a copy to: Wal-Mart Legal Team, Wal-Mart Stores, Inc., 702 SW 8th Street, Bentonville, Arkansas 72716 (Telecopy Number: (501) 273-8650) Attention:
General Counsel.

If to the Rating Agency: Duff & Phelps Credit Rating Co., 55 East Monroe Street, Chicago, Illinois 60603 (Telecopy Number: (312) 263-2852), Attention:
Structured Finance Commercial Real Estate Group Monitoring.

   All documents received by the Trustee under the provisions of this Agreement, or photographic copies thereof, shall be retained in its possession until this Agreement shall be released in accordance with the provisions of this Agreement, subject at all reasonable times to the inspection of the Authority and the Bondholders and the agents and representatives thereof.

   A duplicate copy of each notice, certificate, request or other communication given hereunder to the Authority, the Borrower, or the Trustee shall also be concurrently given to each of the others. The Authority, the Trustee and the Borrower, may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

   All notices, demands, directions, certificates, requests, consents and instruments or other communications delivered in connection with this Agreement, shall be effective on receipt or first refusal thereof.

   Section 1403.  Substitute Mailing.  In case, by reason of the suspension of
                  ------------------
regular mail service as a result of strike, work stoppage or similar activity, or if it shall be impractical to mail notice of any event to Bondholders when such notice is required to be given pursuant to any provision of this Agreement, any manner of giving notice as shall be satisfactory to the Trustee and the Authority shall be deemed to be a sufficient giving of such notice.

   Section 1404.  Rights under Agreement.  Except as herein otherwise expressly
                  ----------------------
provided, nothing in this Agreement expressed or implied is intended or shall be construed to confer upon any Person other than the parties hereto, the Borrower, the issuer of the Credit Enhancement, the Depositor of Cash Collateral and the holders of the Bonds, any right, remedy or claim, legal or equitable, under or by reason of this Agreement or any provision hereof, this Agreement and all its provisions being intended to be and being for the sole and exclusive benefit of the parties hereto, the Borrower, the issuer of the Credit Enhancement, the Depositor of Cash Collateral and the holders from time to time of the Bonds issued hereunder.

   Section 1405.  Severability.  In case any one or more of the provisions of
                  ------------
this Agreement or of the

Bonds issued hereunder shall for any reason be held to be illegal or invalid, such illegality or invalidity shall not affect any other provision of this Agreement or of the Bonds, but this Agreement and the Bonds shall be construed and enforced as if such illegal or invalid provision had not been contained therein. In case any covenant, stipulation, obligation or agreement contained in the Bonds or in this Agreement shall for any reason be held to be in violation of law, then such covenant, stipulation, obligation or agreement shall be deemed to be the covenant, stipulation, obligation or agreement of the Authority to the full extent permitted by law.

   Section 1406.  Covenants of Authority not Covenants of Officials
                  -------------------------------------------------
Individually. No covenant, stipulation, obligation or agreement contained herein shall be deemed to be a covenant, stipulation, obligation or agreement of any present or future member, agent or employee of the Authority in his individual capacity, and neither the members of the Board nor any other officer of the Board or the Authority executing the Bonds shall be liable personally on the Bonds or be subject to any personal liability or accountability by reason of the issuance thereof. No member of the Board of the Authority and no officer, agent or employee of the Board or the Authority shall incur any personal liability in acting or proceeding or in not acting or not proceeding, in good faith, reasonably and in accordance with the terms of this Agreement.

   Section 1407.  Puerto Rico Law Governs.  This Agreement shall be governed by
                  -----------------------
and construed in accordance with the laws of the Commonwealth of Puerto Rico.

   Section 1408.  Payments, Notices,Deposits Due on Saturdays, Sundays and
                  --------------------------------------------------------
Holidays.  In case where the date of maturity of, interest on premium, if any,
- --------
or principal of the Bonds or the date fixed for redemption of any Bonds shall be any day other than a Business Day, then payment of interest premium, if any, or principal need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest on such payment shall accrue for the period after such date.

   Section 1409.  Headings, Not Part of Agreement.  Any headings preceding the
                  -------------------------------
text of the several articles and sections hereof, and any table of contents or marginal notes appended to copies hereof, shall be solely for convenience of reference and shall not constitute a part of this Agreement, and they shall not affect its meaning, construction or effect.

   Section 1410.  Agreement Supersedes Prior Agreements.  This Agreement
                  -------------------------------------
supersedes any other prior agreement, written or oral, between the parties hereto with respect to the Bonds.

                                  ACCEPTANCE

   The appearing parties accept this Deed as drafted and confirm that the same has been drawn up in accordance with their instructions.

   I, the Notary, hereby certify that this Deed was read by the persons appearing herein; that I advised them of their right to have witnesses present at the execution hereof, which right they waived, that I advised them of the legal effects of this Deed; that they acknowledged that they understood the contents of this Deed and its legal effect and that they are fluent in the English language and that thereupon they signed this Deed before me and affixed their initials to each and every page hereof to which fact and to all other matters hereinbefore stated, I the Notary, do hereby GIVE FAITH and ATTEST.

                                                                             115